Exhibit 10.1

CUSIP #31421WAA3

$382,500,000 TERM LOAN FACILITY

$200,000,000 REVOLVING CREDIT FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

FEDERATED INVESTORS, INC.,

THE GUARANTORS PARTY HERETO,

and

THE LENDERS PARTY HERETO,

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent,

and

PNC CAPITAL MARKETS LLC, as Sole Bookrunner,

and

PNC CAPITAL MARKETS LLC and CITIGROUP GLOBAL MARKETS, INC., as Joint Lead

Arrangers,

and

CITIBANK, N.A., as Syndication Agent

Dated as of June 10, 2011

TABLE OF CONTENTS

				Page

1.	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions.		1
	1.2	Construction.		22
		1.2.1	Number; Inclusion.	22
		1.2.2	Determination.	22
		1.2.3	Administrative Agent’s Discretion and Consent.	22
		1.2.4	Documents Taken as a Whole.	23
		1.2.5	Headings.	23
		1.2.6	Implied References to this Agreement.	23
		1.2.7	Persons.	23
		1.2.8	Modifications to Documents.	23
		1.2.9	From, To and Through.	23
		1.2.10	Shall; Will.	23
		1.2.11	Eastern Time.	23
	1.3	Accounting Principles.		24

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			24
	2.1	Revolving Credit Commitments.		24
		2.1.1	Revolving Credit Loans.	24
		2.1.2	Swing Loan Commitment.	24
	2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.		25
	2.3	Facility Fees.		25
	2.4	Reserved.		25
	2.5	Loan Requests.		25
		2.5.1	Loan Requests relating to Revolving Credit Loans and Term Loans.	25
		2.5.2	Swing Loan Requests.	26
	2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.		26
		2.6.1	Making Revolving Credit Loans.	26
		2.6.2	Presumptions by the Administrative Agent.	27
		2.6.3	Making Swing Loans.	27
		2.6.4	Repayment of Revolving Credit Loans.	27
		2.6.5	Borrowings to Repay Swing Loans.	27
		2.6.6	Reserved.	28
	2.7	Notes.		28
	2.8	Use of Proceeds.		28
	2.9	Letter of Credit Subfacility.		28
		2.9.1	Issuance of Letters of Credit.	28
		2.9.2	Letter of Credit Fees.	29
		2.9.3	Disbursements; Reimbursement.	29
		2.9.4	Repayment of Participation Advances.	30
		2.9.5	Documentation.	31
		2.9.6	Determinations to Honor Drawing Requests.	31

		2.9.7	Nature of Participation and Reimbursement Obligations.	31
		2.9.8	Indemnity.	33
		2.9.9	Liability for Acts and Omissions.	33
	2.10	Defaulting Lenders.		35
	2.11	Reduction of Revolving Credit Commitment.		37

3.	TERM LOANS			37
	3.1	Term Loan Commitments.		37
	3.2	Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms.		37
	3.3	Additional Commitment.		38

4.	INTEREST RATES			39
	4.1	Interest Rate Options.		39
		4.1.1	Revolving Credit Interest Rate Options; Swing Loan Interest Rate.	40
		4.1.2	Term Loan Interest Rate Options.	40
		4.1.3	Rate Quotations.	40
		4.1.4	Change in Fees or Interest Rates.	41
	4.2	Interest Periods.		41
		4.2.1	Amount of Borrowing Tranche.	41
		4.2.2	Renewals.	41
	4.3	Interest After Default.		41
		4.3.1	Interest Rate.	42
		4.3.2	Other Obligations.	42
		4.3.3	Acknowledgment.	42
	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.		42
		4.4.1	Unascertainable.	42
		4.4.2	Illegality; Increased Costs; Deposits Not Available.	42
		4.4.3	Administrative Agent’s and Lender’s Rights.	43
	4.5	Selection of Interest Rate Options.		43

5.	PAYMENTS			44
	5.1	Payments.		44
	5.2	Pro Rata Treatment of Lenders.		44
	5.3	Sharing of Payments by Lenders.		44
	5.4	Presumptions by Administrative Agent.		45
	5.5	Interest Payment Dates.		45
	5.6	Voluntary Prepayments.		46
		5.6.1	Right to Prepay.	46
		5.6.2	Replacement of a Lender.	46
	5.7	Reserved.		47
	5.8	Increased Costs.		47
		5.8.1	Increased Costs Generally.	47
		5.8.2	Capital Requirements.	48
		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.	48

		5.8.4	Delay in Requests.	49
	5.9	Taxes.		49
		5.9.1	Payments Free of Taxes.	49
		5.9.2	Payment of Other Taxes by the Borrower.	49
		5.9.3	Indemnification by the Borrower.	49
		5.9.4	Evidence of Payments.	50
		5.9.5	Status of Lenders.	50
	5.10	Indemnity.		51
	5.11	Settlement Date Procedures.		52

6.	REPRESENTATIONS AND WARRANTIES			52
	6.1	Representations and Warranties.		52
		6.1.1	Organization and Qualification.	52
		6.1.2	Subsidiaries.	52
		6.1.3	Power and Authority.	53
		6.1.4	Validity and Binding Effect.	53
		6.1.5	No Conflict.	53
		6.1.6	Litigation.	54
		6.1.7	Title to Properties.	54
		6.1.8	Financial Statements.	54
		6.1.9	Use of Proceeds; Margin Stock.	55
		6.1.10	Full Disclosure.	55
		6.1.11	Taxes.	55
		6.1.12	Consents and Approvals.	55
		6.1.13	No Event of Default; Compliance with Instruments.	56
		6.1.14	Patents, Trademarks, Copyrights, Licenses, Etc.	56
		6.1.15	Insurance.	56
		6.1.16	Compliance with Laws.	56
		6.1.17	Material Contracts; Burdensome Restrictions.	56
		6.1.18	Investment Companies; Regulated Entities.	57
		6.1.19	ERISA Compliance.	57
		6.1.20	Employment Matters.	57
		6.1.21	Environmental Matters.	58
		6.1.22	Senior Debt Status.	58
		6.1.23	Reserved.	58
		6.1.24	Existing Business.	58

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			58
	7.1	First Loans and Letters of Credit.		58
		7.1.1	Officer’s Certificate.	59
		7.1.2	Secretary’s Certificate.	59
		7.1.3	Delivery of Loan Documents.	59
		7.1.4	Opinion of Counsel.	59
		7.1.5	Legal Details.	60
		7.1.6	Payment of Fees.	60
		7.1.7	Consents.	60
		7.1.8	Officer’s Certificate Regarding MACs.	60
		7.1.9	No Violation of Laws.	60

		7.1.10	No Actions or Proceedings.	60
		7.1.11	Termination of Existing Revolving Credit Agreement.	61
	7.2	Each Additional Loan or Letter of Credit.		61
	7.3	Amendment and Restatement.		61

8.	COVENANTS			61
	8.1	Affirmative Covenants.		61
		8.1.1	Preservation of Existence, Etc.	62
		8.1.2	Payment of Liabilities, Including Taxes, Etc.	62
		8.1.3	Maintenance of Insurance.	62
		8.1.4	Maintenance of Properties and Leases.	62
		8.1.5	Maintenance of Patents, Trademarks, Etc.	62
		8.1.6	Visitation Rights.	63
		8.1.7	Keeping of Records and Books of Account.	63
		8.1.8	Reserved.	63
		8.1.9	Compliance with Laws.	63
		8.1.10	Reserved.	63
		8.1.11	New Subsidiaries.	63
		8.1.12	Reserved.	64
		8.1.13	Anti-Terrorism Laws.	64
	8.2	Negative Covenants.		64
		8.2.1	Indebtedness.	64
		8.2.2	Liens.	65
		8.2.3	Guaranties.	65
		8.2.4	Reserved.	65
		8.2.5	Reserved.	65
		8.2.6	Liquidations, Mergers, Consolidations, Acquisitions.	65
		8.2.7	Dispositions of Assets or Subsidiaries.	66
		8.2.8	Affiliate Transactions.	67
		8.2.9	Continuation of or Change in Business.	67
		8.2.10	Pension Plans and Multiemployer Plans.	68
		8.2.11	Fiscal Year; Accounting Methods.	68
		8.2.12	No Restrictions on Dividends.	68
		8.2.13	Change in Ownership.	68
		8.2.14	Maximum Leverage Ratio.	68
		8.2.15	Minimum Interest Coverage Ratio.	68
	8.3	Reporting Requirements.		68
		8.3.1	Quarterly Financial Statements.	68
		8.3.2	Annual Financial Statements.	69
		8.3.3	Certificate of the Borrower.	69
		8.3.4	Notice of Default.	69
		8.3.5	Notice of Litigation.	70
		8.3.6	Certain Events.	70
		8.3.7	Other Notices, Reports and Information.	70
		8.3.8	ERISA Event.	71
		8.3.9	Notices Regarding Special Purpose Subsidiaries.	71
		8.3.10	Notice of Change in Debt Rating.	71

v

9.	DEFAULT			71
	9.1	Events of Default.		71
		9.1.1	Payments Under Loan Documents.	71
		9.1.2	Breach of Warranty.	71
		9.1.3	Breach of Certain Covenants.	72
		9.1.4	Breach of Other Covenants.	72
		9.1.5	Defaults in Other Agreements or Indebtedness.	72
		9.1.6	Final Judgments or Orders.	72
		9.1.7	Loan Document Unenforceable.	72
		9.1.8	Proceedings Against Assets.	73
		9.1.9	Notice of Lien or Assessment.	73
		9.1.10	Events Relating to Pension Plans and Multiemployer Plans.	73
		9.1.11	Cessation of Business.	73
		9.1.12	Relief Proceedings.	73
	9.2	Consequences of Event of Default.		74
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	74
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	74
		9.2.3	Set-off.	74
		9.2.4	Suits, Actions, Proceedings.	75
		9.2.5	Application of Proceeds.	75
		9.2.6	Other Rights and Remedies.	75

10.	THE ADMINISTRATIVE AGENT			76
	10.1	Appointment and Authority.		76
	10.2	Rights as a Lender.		76
	10.3	Exculpatory Provisions.		76
	10.4	Reliance by Administrative Agent.		77
	10.5	Delegation of Duties.		78
	10.6	Resignation of Administrative Agent.		78
	10.7	Non-Reliance on Administrative Agent and Other Lenders.		79
	10.8	No Other Duties, etc.		79
	10.9	Administrative Agent’s Fee.		79
	10.10	Authorization to Release Guarantors.		79
	10.11	No Reliance on Administrative Agent’s Customer Identification Program.		79

11.	MISCELLANEOUS			80
	11.1	Modifications, Amendments or Waivers.		80
		11.1.1	Increase of Commitment.	80
		11.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.	80
		11.1.3	Release of Guarantor.	80
		11.1.4	Miscellaneous.	80
	11.2	No Implied Waivers; Cumulative Remedies; Writing Required.		81
	11.3	Expenses; Indemnity; Damage Waiver.		81
		11.3.1	Costs and Expenses.	81
		11.3.2	Indemnification by the Borrower.	82
		11.3.3	Reimbursement by Lenders.	82

	11.3.4	Waiver of Consequential Damages, Etc.	82
	11.3.5	Payments.	83
11.4	Holidays.		83
11.5	Reserved.		83
11.6	Notices; Effectiveness; Electronic Communication.		83
	11.6.1	Notices Generally.	83
	11.6.2	Electronic Communications.	84
	11.6.3	Change of Address, Etc.	84
11.7	Severability.		84
11.8	Governing Law.		84
11.9	Prior Understanding.		85
11.10	Duration; Survival.		85
11.11	Successors and Assigns.		85
	11.11.1	Successors and Assigns Generally.	85
	11.11.2	Assignments by Lenders.	85
	11.11.3	Register.	87
	11.11.4	Participations.	87
	11.11.5	Limitations upon Participant Rights Successors and Assigns Generally.	88
	11.11.6	Certain Pledges; Successors and Assigns Generally.	88
11.12	Confidentiality.		88
	11.12.1	General.	88
	11.12.2	Sharing Information With Affiliates of the Lenders.	89
11.13	Counterparts; Integration; Effectiveness.		89
11.14	Administrative Agent’s or Lender’s Consent.		89
11.15	Exceptions.		90
11.16	CONSENT TO FORUM; WAIVER OF JURY TRIAL.		90
	11.16.1	SUBMISSION TO JURISDICTION.	90
	11.16.2	WAIVER OF VENUE.	90
	11.16.3	SERVICE OF PROCESS.	91
	11.16.4	WAIVER OF JURY TRIAL.	91
11.17	USA Patriot Act Notice.		91

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)		COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 6.1.2	-	LOAN PARTIES AND SUBSIDIARIES
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(N)(3)	-	TERM NOTE
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST OR REPAYMENT
EXHIBIT 7.1.4	-	REQUIREMENTS OF OPINION OF COUNSEL
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 10, 2011 and is made by and among FEDERATED INVESTORS, INC., a Pennsylvania corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the lenders set forth therein, and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 9, 2010 (the “Existing Credit Agreement”) pursuant to which such lenders provided a term loan facility to the Borrower in an aggregate principal amount not to exceed $425,000,000; and

WHEREAS, the Borrower has requested the Lenders to amend certain provisions of the Existing Credit Agreement, among other things, to add a $200,000,000 revolving credit facility and an option to increase the revolving credit facility or the term loan facility from time to time by an amount not to exceed in the aggregate $100,000,000; and

WHEREAS, the Lenders have agreed to provide the credit facility requested by the Borrower pursuant to the terms and conditions of this Agreement which, from and after the date hereof, shall amend and restate the terms of the Existing Credit Agreement;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree that the Existing Credit Agreement shall be amended and restated in its entirety as follows:

1. CERTAIN DEFINITIONS

1.1 Certain Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Additional Commitment shall have the meaning given to such term in Section 3.3 [Additional Commitment].

Additional Lender shall have the meaning given to such term in Section 3.3 [Additional Commitment].

Additional Revolving Credit Commitment shall have the meaning given to such term in Section 3.3 [Additional Commitment].

Additional Term Loan Commitment shall have the meaning given to such term in Section 3.3 [Additional Commitment].

Additional Term Loans shall have the meaning given to such term in Section 3.3 [Additional Commitment].

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns.

Administrative Agent’s Fee shall have the meaning assigned to that term in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning assigned to that term in Section 10.9 [Administrative Agent’s Fee].

Agreement shall mean this Amended and Restated Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Facility Fee Rate shall mean the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading “Facility Fee.” The Applicable Facility Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.” The Applicable Letter of Credit Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

Applicable Margin shall mean, as applicable:

(A) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the level of Debt Rating then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread.”

(B) one-quarter of one percent (0.25%) to be added to the Base Rate applicable to Term Loans under the Base Rate Option.

(C) the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Option based on the level of Debt Rating then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit LIBOR Spread.”

(D) one and one-quarter percent (1.25%) to be added to the LIBOR Rate applicable to Term Loans under the LIBOR Rate Option.

The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Administrative Agent, as Administrative Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A).

Audited Statements shall have the meaning assigned to that term in Section 6.1.8 [Financial Statements].

Authorized Officer shall mean those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate plus 50 basis points (0.5%), and (b) the Prime Rate, and (c) the Daily LIBOR Rate plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i) [Revolving Credit Interest Rate Options] or Section 4.1.2(i) [Term Loan Interest Rate Options], as applicable.

Borrower shall mean Federated Investors, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, (ii) all Loans to which the Daily LIBOR Swing Loan Rate applies shall constitute one Borrowing Tranche, and (iii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

CDOs shall mean collateralized debt obligation structures for which any of the Loan Parties provides investment advice.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, implementation, interpretation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Class A Shares shall mean the Class A Common Stock of the Borrower.

Closing Date shall mean June 10, 2011.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Lenders.

Compliance Certificate shall have the meaning assigned to such term in Section 8.3.3 [Certificate of the Borrower].

Consideration shall mean, with respect to any acquisition pursuant to clause (ii) of Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], the aggregate of (i) the cash paid by any of the Loan Parties or any Subsidiary of a Loan Party, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties or any Subsidiary of a Loan Party, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party or any Subsidiary of a Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties or any Subsidiary of a Loan Party in connection therewith.

Consolidated EBITDA as of the end of any fiscal quarter for the four (4) fiscal quarters then ended shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges, losses or expenses to net income (excluding any non-cash charges, losses or expenses which require an accrual or reserve for cash charges for any future period), interest expense and income tax expense minus (ii) non-cash credits, gains or income to net income, in each case of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided that if the Borrower and Consolidated Subsidiaries shall make one or more acquisitions or dispositions of the capital stock of any Person or all or substantially all of the assets of any Person permitted by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] or Section 8.2.7 [Dispositions of Assets of Subsidiaries] during such period, Consolidated EBITDA for such period shall be adjusted on a pro forma basis in a manner satisfactory to the Administrative Agent to give effect to all such acquisitions or dispositions as if they had occurred at the beginning of such period.

Consolidated Subsidiaries shall mean and include those subsidiaries or other entities whose accounts are consolidated with the accounts of the Borrower in accordance with GAAP provided that (i) for the purpose of calculating the financial ratios in Section 8.2.14 [Maximum Leverage Ratio] and Section 8.2.15 [Minimum Interest Coverage Ratio], the impact of the sale or assignment of any Designated Assets, in either case pursuant to the Master Agreement, the Purchase and Sale Agreement or any similar agreement or program and in accordance with clause (i) of Section 8.2.7 [Dispositions of Assets of Subsidiaries], shall be excluded and (ii) to the extent that FIN 46R, FASB 167 or any successor or similar applicable accounting pronouncement adopted by the Borrower requires the consolidation of the account of any Funds with the account of the Borrower, the impact of FIN 46R, FASB 167 or any successor or similar applicable accounting pronouncement adopted by the Borrower shall be excluded.

Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

Daily LIBOR Swing Loan Rate shall mean the Daily LIBOR Rate plus the Applicable Margin applicable to Revolving Credit Loans under the LIBOR Option.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Designated Assets shall mean the right to receive deferred sales charges, including 12b-1 and contingent deferred sales charges, and any comparable fees from a Fund relating to the sale of Fund shares or sales of other interest in or obligations of Funds and the maintenance of customer accounts, including shareholder servicing fees.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Domestic Subsidiaries shall mean any Subsidiary of the Borrower that is organized or incorporated under the Laws of any state or commonwealth in the United States of America.

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements; Reimbursement].

Environmental Complaint shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

Environmental Laws shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrower and are treated as a single employer under Section 414 of the Code.

ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

Excluded Taxes shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.9.5 [Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.9.1 [Payment Free of Taxes].

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing Credit Agreement shall have the meaning assigned to that term in the recitals to this Agreement.

Expiration Date shall mean June 10, 2016.

Facility Fees shall have the meaning given to such term in Section 2.3 [Facility Fees].

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for the purposes of this definition only, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

Federated Bank shall mean Federated Investors Trust Company, a state chartered trust company under the laws of Pennsylvania.

FIN 46(R) shall mean the Financial Accounting Standards Board Interpretation No. 46 “Consolidation of Variable Interest Entities”.

Fitch shall mean Fitch Ratings Inc. and any successor thereto.

Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Foreign Subsidiaries shall mean the Subsidiaries of the Borrower that are not Domestic Subsidiaries.

Fund Fees shall mean the management, administrative, shareholder services, 12b-1, contingent deferred sales charges and other similar fees contractually due any of the Loan Parties or any Subsidiary of a Loan Party from the Funds.

Funds shall mean the mutual funds, CDOs, investment conduits, separate accounts (including without limitation, separately managed accounts, institutional accounts, sub-advised funds and other managed products), liquidation portfolios or other entities for which any of the Loan Parties or any Subsidiary of a Loan Party serves as an advisor, an administrator, a distributor or a servicer.

GAAP shall mean generally accepted accounting principles or its successor as in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature page to the Guaranty Agreement and each other Person which joins the Guaranty Agreement as a Guarantor after the date hereof pursuant to Section 8.1.11 [New Subsidiaries].

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Amended and Restated Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Historical Statements shall have the meaning given to such term in Section 6.1.8 [Financial Statements].

Incremental Facility Amendment shall have the meaning assigned to that term in Section 3.3 [Additional Commitment].

Incremental Facility Closing Date shall have the meaning assigned to that term in Section 3.3 [Additional Commitment].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement or interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such

Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean Taxes other than Excluded Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary thereof or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit or Term Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one (1), two (2), three (3), six (6) or, subject to availability, nine (9) or twelve (12) Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interim Statements shall have the meaning given to such term in Section 6.1.8 [Financial Statements].

Investment Company Act shall mean the Investment Company Act of 1940, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

IRS shall mean the Internal Revenue Service.

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

Lenders shall mean the financial institutions named on Schedule 1.1(A) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by, at the time such Interest Rate Hedge is entered into, any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swap Dealer Association Agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements; Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean the ratio of Total Funded Indebtedness to Consolidated EBITDA.

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for the purposes of this definition only, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:

LIBOR Rate =	London interbank offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

LIBOR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option] or Section 4.1.2(i) [Term Loan LIBOR Rate Option], as applicable.

LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Limited Investments shall mean the following: (i) investments or contributions by a Loan Party directly or indirectly in the capital stock of or other payments (except in connection with transactions for fair value in the ordinary course of business, including usual and customary service and occupancy contracts) to any of the Special Purpose Subsidiaries, (ii) loans by a Loan Party or a Subsidiary of a Loan Party directly or indirectly to any of the Special Purpose Subsidiaries, (iii) guarantees by a Loan Party or a Subsidiary of a Loan Party directly or indirectly of the obligations of any of the Special Purpose Subsidiaries, or (iv) other obligations, contingent or otherwise, of the Loan Parties or a Subsidiary of a Loan Party to or for the benefit of any of the Special Purpose Subsidiaries.

LLC Interests shall have the meaning given to such term in Section 6.1.2 [Subsidiaries].

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Request shall have the meaning specified in Section 2.5.1 [Loan Requests relating to Revolving Credit Loans and Term Loans].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans and the Term Loans or any Revolving Credit Loan, Swing Loan or the Term Loan.

Master Agreement shall mean the Federated Investors Program Master Agreement dated as of October 24, 1997, among Federated Investors, Federated Funding 1997-1, Inc., Federated Investors Management Company, Federated Securities Corp., the Owner Trustee of the PLT Finance Trust 1997-1, PLT Finance, L.P., Putnam, Lovell & Thorton Inc., and Bankers Trust Company, as amended or replaced from time to time as permitted under this Agreement.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties and their Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties and their Subsidiaries taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Moody’s shall mean Moody’s Investor Service, Inc. and any successor thereto.

Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Affiliate is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

Multiple Employer Plan shall mean any employee benefit plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

Notes shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and in the form of Exhibit 1.1(N)(3) evidencing the Term Loans.

Notices shall have the meaning assigned to that term in Section 11.6 [Notices; Effectiveness; Electronic Communications].

Obligation shall mean any obligation or liability of any of the Loan Parties to the Administrative Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other Persons provided for under such Loan Documents and (ii) any Lender Provided Interest Rate Hedge.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Other Taxes shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

Participant has the meaning specified in Section 11.11.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements; Reimbursement].

Partnership Interests shall have the meaning given to such term in Section 6.1.2 [Subsidiaries].

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

Payment In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA and including a Multiple Employer Pension Plan but not a Multiemployer Plan) that is subject to Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code, and is sponsored or maintained by Borrower or any ERISA Affiliate or has at any time within the preceding five years been maintained by any entity which was at such time an ERISA Affiliate for employees of any entity which was at such time a member of the ERISA Affiliate, or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a Multiple Employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

Permitted Liens shall mean:

(i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii) pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv) (A) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business; and (B) Liens granted to surety companies, or to financial institutions to secure standby letters of credit issued by such institutions to surety companies, as an inducement for such surety companies to issue or maintain existing surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi) any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided, that the principal amount secured thereby as of the Closing Date is not hereafter increased and no additional assets become subject to such Lien;

(vii) operating leases;

(viii) capital leases made under usual and customary terms in the ordinary course of business and Purchase Money Security Interests, in each case as and to the extent permitted in clause (ii) of Section 8.2.1 [Indebtedness]; and

(ix) the following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not result in a Material Adverse Change:

(1) claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that each of the Companies maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2) claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4) Liens of governmental entities arising under federal or state environmental laws.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Administrative Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase and Sale Agreement shall mean the Purchase and Sale Agreement dated as of December 21, 2000, as amended, by and among Federated Investors Management Company, Federated Securities Corp., Federated Funding 1997-1, Inc., Federated Investors, Inc., Citibank, N.A., and Citicorp North America, Inc.

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Purchasing Lender shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

Ratable Share shall mean

(i) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable

Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii) with respect to a Lender’s obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Term Loans bears to the Term Loans of all of the Lenders.

(iii) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment plus Term Loan, by (b) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loans of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments.

Regulated Subsidiary shall mean any Subsidiary of the Borrower that is (i) registered as a broker dealer pursuant to Section 15 of the Securities Exchange Act of 1934, or (ii) engaged in the business of banking or the exercise of trust powers and regulated by federal or state banking regulators.

Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance,” “pollutant,” “pollution,” “contaminant,” “hazardous or toxic substance,” “extremely hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” or “regulated substance” or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Required Environmental Permits shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Loan Parties and their Subsidiaries.

Required Lenders shall mean

(A) If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B) If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate outstanding amount of any Term Loans.

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Revolving Credit Agreement shall mean the Credit Agreement, dated as of October 31, 2006, by and among the Borrower, the Guarantors, the Administrative Agent and the lenders set forth therein.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements; Reimbursement].

Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrower in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Special Purpose Subsidiary shall mean any corporation, business trust or other entity formed by the Borrower to engage in the limited activities permitted by clause (i) of Section 8.2.9 [Continuation of or Change in Business] and shall be an indirect wholly owned subsidiary of the Borrower, provided, that if the Special Purpose Subsidiary is organized under the law of a foreign jurisdiction which requires that residents of such foreign jurisdiction maintain a certain level of ownership interest in such Special Purpose Subsidiary, then a wholly owned Subsidiary of the Borrower shall own a number of outstanding shares of such Special

Purpose Subsidiary that is not less than the greater of (i) 51% of the outstanding shares of such Special Purpose Subsidiary, and (ii) the maximum number of outstanding shares of such Special Purpose Subsidiary permitted pursuant to the law of such foreign jurisdiction.

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

Subsidiary of any Person at any time shall mean (i) any corporation or trust of which fifty percent (50%) or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or any partnership of which such Person is a general partner or of which fifty percent (50%) or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries. For the purposes of this Agreement, none of the Special Purpose Subsidiaries or the Funds shall be considered a “Subsidiary” of the Borrower or any Loan Party.

Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.2 [Subsidiaries].

Swing Loan Commitment shall mean PNC’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $25,000,000.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(A) in the column labeled “Amount of Commitment for Term Loans,” and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, if any, to which such Lender is a party, and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

Term Loans shall mean collectively and Term Loan shall mean separately all Term Loans or any Term Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 3.1 [Term Loan Commitments].

Term Notes shall mean collectively and Term Note shall mean separately all the Term Notes of the Borrower in the form of Exhibit 1.1(N)(3) evidencing the Term Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Total Funded Indebtedness shall mean, as of any date of determination, the sum of all Indebtedness representing borrowed money, including both the current and long-term portion thereof, capitalized lease obligations, reimbursement obligations under letters of credit, and, without duplication, contingent and guaranty obligations with respect to the foregoing, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

Transferor Lender shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.2 Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

1.2.1 Number; Inclusion.

References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or,” and “including” has the meaning represented by the phrase “including without limitation”.

1.2.2 Determination.

References to “determination” of or by the Administrative Agent or the Lenders shall be deemed to include good-faith estimates by the Administrative Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error.

1.2.3 Administrative Agent’s Discretion and Consent.

Whenever the Administrative Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith.

1.2.4 Documents Taken as a Whole.

The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

1.2.5 Headings.

The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect.

1.2.6 Implied References to this Agreement.

Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified.

1.2.7 Persons.

Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity.

1.2.8 Modifications to Documents.

Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

1.2.9 From, To and Through.

Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”.

1.2.10 Shall; Will.

References to “shall” and “will” are intended to have the same meaning.

1.2.11 Eastern Time.

Unless otherwise specified, all references herein to times of day shall be references to Eastern Time.

1.3 Accounting Principles.

Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP provided that for the purpose of determining compliance with Section 8.2.1 [Indebtedness] and Section 8.2.2 [Liens], the impact of the incurrence of indebtedness or creation of liens in connection with the sale or transfer of Designated Assets as described and permitted under clause (i) of Section 8.2.7 [Dispositions of Assets of Subsidiaries] shall be excluded. If one or more changes in GAAP after the date of this Agreement are required to be applied to then existing transactions, and either a violation of one or more provisions hereof shall have occurred which would not have occurred if no change in accounting principles had taken place or a violation of one or more of the provisions hereof shall not occur which would have occurred if no change in accounting principles had taken place:

(a) the parties agree that any such violation shall not be considered to constitute an Event of Default for a period of thirty (30) days;

(b) the parties agree in such event to negotiate in good faith to attempt to draft an amendment of this Agreement satisfactory to the Required Lenders which shall approximate to the extent possible the economic effect of the original provisions hereof after taking into account such change or changes in GAAP; and

(c) if the parties are unable to negotiate such an amendment satisfactory to the Required Lenders within thirty (30) days, then as used in this Agreement “GAAP” shall mean generally accepted accounting principles as in effect prior to such change.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1 Revolving Credit Commitments.

2.1.1 Revolving Credit Loans.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender and such Lender’s Ratable Share of any Swing Loans shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2 Swing Loan Commitment.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between

Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $25,000,000, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.

Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5.1 [Loan Requests relating to Revolving Credit Loans and Term Loans] in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3 Facility Fees.

Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender, as consideration for such Lender’s Revolving Credit Commitment hereunder, a nonrefundable facility fee (the “Facility Fee”) equal to the Applicable Facility Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days) of such Lender’s Revolving Credit Commitment as the same may be constituted from time to time. All Facility Fees shall be payable in arrears on each Payment Date.

2.4 Reserved.

2.5 Loan Requests.

2.5.1 Loan Requests relating to Revolving Credit Loans and Term Loans.

Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 1:00 p.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans, except that for Loans to be made, converted and/or renewed on the Closing Date such notice may be made on the Closing Date; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $50,000 and not less than $5,000,000 for each Borrowing Tranche under the LIBOR Rate Option, and not less than $1,000,000 for each Borrowing Tranche under the Base Rate Option.

2.5.2 Swing Loan Requests.

Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request PNC to make Swing Loans by delivery to PNC not later than 1:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date, (ii) the principal amount of such Swing Loan, which shall be not less than $100,000 and (iii) whether the Base Rate Option applicable to Revolving Credit Loans or the Daily LIBOR Swing Loan Rate shall apply to such Swing Loan.

2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1 Making Revolving Credit Loans.

The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5.1 [Loan Requests relating to Revolving Credit Loans and Term Loans], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2 Presumptions by the Administrative Agent.

Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Credit Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Credit Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Revolving Credit Loans under the existing Interest Rate Option applicable to such Loan. If such Lender pays its share of the applicable Revolving Credit Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Credit Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3 Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4 Repayment of Revolving Credit Loans.

The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5 Borrowings to Repay Swing Loans.

PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of the sum of any Swing Loans outstanding and the Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Loan Requests relating to Revolving Credit Loans and Term Loans] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Loan Requests relating to Revolving Credit Loans and Term Loans] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.6.6 Reserved.

2.7 Notes.

The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swing Loans and Term Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note, a swing Note and a term Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment, Swing Loan Commitment or Term Loan Commitment, as applicable, of such Lender.

2.8 Use of Proceeds.

The proceeds of the Loans shall be used for general corporate purposes, including without limitation stock repurchases, dividend payments (including any special dividend payments), acquisitions and the prepayment of the principal amount outstanding on the Closing Date under the Revolving Credit Agreement and interest thereon.

2.9 Letter of Credit Subfacility.

2.9.1 Issuance of Letters of Credit.

Borrower may at any time prior to the Expiration Date request the issuance of a standby letter of credit (each a “Letter of Credit”) on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 2.9.1 [Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9 [Letter of Credit Subfacility], the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the date which is 364 days after the Expiration

Date provided if any Letter of Credit will expire after the Expiration Date, the Borrower shall provide cash collateral acceptable to the Administrative Agent in its sole discretion no later than sixty (60) days prior to the Expiration Date, and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $50,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 2.9.1 [Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.9.2 Letter of Credit Fees.

The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3 Disbursements; Reimbursement.

Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 1:00 p.m. on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 1:00 p.m. on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the

Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2 Each Lender shall upon any notice pursuant to subsection 2.9.3.1 of Section 2.9.3 [Disbursements; Reimbursement] make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in subsection 2.9.3.1 of Section 2.9.3 [Disbursements; Reimbursement] above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by subsection 2.9.3.1 of Section 2.9.3 [Disbursements; Reimbursement], because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements; Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4 Repayment of Participation Advances.

2.9.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.9.4.2 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5 Documentation.

Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6 Determinations to Honor Drawing Requests.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7 Nature of Participation and Reimbursement Obligations.

Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements; Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements; Reimbursement];

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x) any breach of this Agreement or any other Loan Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8 Indemnity.

The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9 Liability for Acts and Omissions.

As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of

Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

2.10 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.3 [Facility Fees];

(ii) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a) all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(d) if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(e) if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv) so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with clause (iii) of Section 2.10 [Defaulting Lenders], and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with clause (iii)(a) of Section 2.10 [Defaulting Lenders] (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.11 Reduction of Revolving Credit Commitment.

The Borrower shall have the right at any time after the Closing Date upon five (5) days’ prior written notice to the Administrative Agent to permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in a minimum amount of $5,000,000 and whole multiples of $1,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Facility Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.11 shall be irrevocable.

3. TERM LOANS

3.1 Term Loan Commitments.

Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a term loan (the “Term Loan”) to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding such Lender’s Term Loan Commitment.

3.2 Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms.

The obligations of each Lender to make Term Loans to the Borrower shall be in the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrower, but each Lender’s Term Loan to the Borrower shall never exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. The Term Loans shall be payable as follows:

(i) On the first Business Day of each of July, October, January and April commencing on July 1, 2011 and through and including April 1, 2014, the Borrower shall repay $10,625,000;

(ii) on the first Business Day of each of July, October, January and April commencing on July 1, 2014 and through and including April 1, 2016, the Borrower shall repay $28,333,333; and

(iii) on the Expiration Date, the Borrower shall repay the balance of the Term Loans then outstanding.

3.3 Additional Commitment.

(i) Subject to the terms and conditions set forth herein, the Borrower may at any time, but not more often than two (2) times during the term of this Agreement, request to add an additional term loan commitment (the “Additional Term Loan Commitment”) and/or an additional revolving credit commitment (the “Additional Revolving Credit Commitment”, and collectively with the Additional Term Loan Commitment, the “Additional Commitment”) provided that (a) immediately prior to and after giving effect to such Additional Commitment (and the making of any loans pursuant thereto), no Event of Default or Potential Default has occurred or is continuing or shall result therefrom; (b) the Additional Term Loan Commitments and the Additional Revolving Credit Commitments shall not exceed in the aggregate One Hundred Million and 00/100 Dollars ($100,000,000.00), (c) the Term Loans made pursuant to any Additional Term Loan Commitment (the “Additional Term Loans”) will amortize so that (i) on each Payment Date on and after any Incremental Facility Closing Date (as herein defined) through and including the first Business Day of April, 2014, 2.5% of the aggregate principal amount of such Additional Term Loans will be due and payable, (ii) beginning on the first Business Day of July, 2014 and through and including the first Business Day of April, 2016, 6.67% of the aggregate principal amount of such Additional Term Loans will be due and payable, and (iii) a final payment of the remaining principal balance of such Additional Term Loans will be due and payable on the Expiration Date; for the avoidance of doubt, the amortization payments due with respect to any Additional Term Loans are in addition to the amortization payments due pursuant to Section 3.2 [Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms], and (d) other than amortization as set forth in the preceding clause (c), the loans to be made pursuant to the Additional Term Loan Commitment shall have the same terms as the Term Loan existing immediately prior to the effectiveness of such Additional Term Loan Commitment (except as otherwise agreed by the Administrative Agent and any existing Lenders agreeing to provide, and additional lending institutions agreeing to provide, a commitment in respect of such Additional Term Loan Commitment, provided that any such agreement shall affect solely the terms of such Additional Term Loan Commitment and not any other Loan or Commitments (or any other Lender) unless this Agreement has been amended in accordance with Section 11.1 [Modifications, Amendments or Waivers] without reference to this Section 3.3 [Additional Commitment]). Any request for an Additional Term Loan Commitment and an Additional Revolving Credit Commitment made on the same date shall constitute one (1) request of the two (2) requests permitted under this Section. Any additional bank, financial institution, existing Lender or other Person that elects to extend commitments to provide the Additional Commitment shall be reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution, existing Lender or other Person is an “Additional Lender”) and shall become a Lender under this Agreement pursuant to an amendment (the “Incremental Facility Amendment”) to this Agreement, giving effect to the modifications permitted by this Section 3.3 [Additional Commitment], and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Additional Lender, if any, and the Administrative Agent. Commitments in respect of the Additional Commitment shall become Commitments under this Agreement after giving effect to such Incremental Facility Amendment. The Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.3 [Additional Commitment], and shall be, to the extent not consistent with the then-existing Loan Documents, satisfactory to the Administrative Agent. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the applicable conditions set forth in Section 7.2 [Each Additional Loan or Letter of Credit], and except as otherwise specified in the Incremental Facility Amendment, the Administrative Agent shall have received legal opinions, board resolutions and secretary’s certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Article 7 [Conditions of Lending and Issuance of Letters of Credit]. The proceeds of the Additional Commitment may be used in accordance with Section 2.8 [Use of Proceeds] but not for any purpose otherwise prohibited hereunder. Notwithstanding anything to the contrary in this Section 3.3 [Additional Commitment], no existing Lender shall be obligated to provide Additional Commitments.

(ii) Treatment of Outstanding Loans and Letters of Credit.

(a) Repayment of Outstanding Loans. On the effective date of each Additional Revolving Credit Commitment and Additional Term Loan Commitment, the Borrower shall repay all Revolving Credit Loans then outstanding, as applicable, subject to the Borrower’s indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Revolving Credit Loans or Term Loans, as applicable, with a Borrowing Date on such date. Each of the Lenders shall participate in any new Revolving Credit Loans or Term Loans, as applicable, made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments or Term Loan Commitments contemplated by this Section 3.3.

(b) Outstanding Letters of Credit. On the effective date of each Additional Revolving Credit Commitment, each existing Lender and any Additional Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

4. INTEREST RATES

4.1 Interest Rate Options.

The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or the LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than twelve (12) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the

Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans but existing Borrowing Tranches bearing interest under the LIBOR Rate Option, unless accelerated hereunder, shall continue in effect until the expiration of the applicable Interest Period. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

4.1.1 Revolving Credit Interest Rate Options; Swing Loan Interest Rate.

The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.

Only the Base Rate Option applicable to Revolving Credit Loans or the Daily LIBOR Swing Loan Rate shall apply to the Swing Loans.

4.1.2 Term Loan Interest Rate Options.

The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(i) Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Term Loan LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.

4.1.3 Rate Quotations.

The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.1.4 Change in Fees or Interest Rates.

If the Applicable Margin is increased or reduced with respect to any period for which the Borrower has already paid interest, the Administrative Agent shall recalculate the interest due from or to the Borrower and shall, within fifteen (15) Business Days after the Borrower notifies the Administrative Agent of such increase or decrease, give the Borrower and the Lenders notice of such recalculation.

4.1.4.1 Any additional interest due from the Borrower shall be paid to the Administrative Agent for the account of the Lenders on the next date on which an interest payment is due; provided, however, that if there are no Loans outstanding or if no Loans are due and payable, such additional interest shall be paid promptly after receipt of written request for payment from the Administrative Agent.

4.1.4.2 Any interest refund due to the Borrower shall be credited against payments otherwise due from the Borrower on the next interest due date or, if the Loans have been repaid and the Lenders are no longer committed to lend under this Agreement, the Lenders shall pay the Administrative Agent for the account of the Borrower such interest refund not later than five (5) Business Days after written notice from the Administrative Agent to the Lenders.

4.2 Interest Periods.

At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1 Amount of Borrowing Tranche.

Each Borrowing Tranche of LIBOR Rate Loans shall be in integral multiples of $50,000 and not less than $5,000,000.

4.2.2 Renewals.

In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3 Interest After Default.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1 Interest Rate.

The rate of interest for each Loan otherwise applicable pursuant to Section 4.1 [Interest Rate Options] shall be increased by 2.0% per annum.

4.3.2 Other Obligations.

The Letter of Credit Fee shall be increased by 2% per annum and each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.

4.3.3 Acknowledgment.

The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1 Unascertainable.

If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then, in any case under clause (i) or clause (ii) of this Section 4.4.1, the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.2 Illegality; Increased Costs; Deposits Not Available.

If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then, in any case under clause (i), clause (ii) or clause (iii) of this Section 4.4.2, the Administrative Agent and such Lender, as the case may be, shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.3 Administrative Agent’s and Lender’s Rights.

In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5 Selection of Interest Rate Options.

If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.

5. PAYMENTS

5.1 Payments.

All payments and prepayments to be made in respect of principal, interest, Facility Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”

5.2 Pro Rata Treatment of Lenders.

Each borrowing of Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Facility Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], Section 5.6.2 [Replacement of a Lender] or Section 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Facility Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4 Presumptions by Administrative Agent.

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5 Interest Payment Dates.

Interest on Loans to which the Base Rate Option or the Daily LIBOR Swing Loan Rate applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6 Voluntary Prepayments.

5.6.1 Right to Prepay.

The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x) a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans;

(y) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and

(z) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $1,000,000 for any Revolving Credit Loan or Term Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.6.1 [Right to Prepay] shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

5.6.2 Replacement of a Lender.

In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.11 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.11 [Successors and Assigns];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.7 Reserved.

5.8 Increased Costs.

5.8.1 Increased Costs Generally.

If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the LIBOR Rate Option made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 [Taxes] and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or

(iii) impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or any Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan under the LIBOR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2 Capital Requirements.

If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

5.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.

A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4 Delay in Requests.

Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 5.8 [Increased Costs] shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 5.8 [Increased Costs] for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9 Taxes.

5.9.1 Payments Free of Taxes.

Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.

5.9.2 Payment of Other Taxes by the Borrower.

Without limiting the provisions of Section 5.9.1 [Payments Free of Taxes] above, the Borrower shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.

5.9.3 Indemnification by the Borrower.

The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

5.9.4 Evidence of Payments.

As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to an Official Body, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.5 Status of Lenders.

Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations. Further, the Administrative Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) two (2) duly completed valid originals of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign

Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made, or

(v) To the extent that any Lender is not a Foreign Lender, such Lender shall submit to the Administrative Agent two (2) originals of an IRS Form W-9 or any other form prescribed by applicable Law demonstrating that such Lender is not a Foreign Lender.

5.10 Indemnity.

In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or

(iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Facility Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.11 Settlement Date Procedures.

In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties.

The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1 Organization and Qualification.

Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in its jurisdiction of organization and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

6.1.2 Subsidiaries.

Schedule 6.1.2 states the name of each of the Loan Parties and their Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the “Subsidiary Shares”) and the owners thereof if it is a corporation, its outstanding partnership interests (the “Partnership Interests”) if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the “LLC Interests”) if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.2. Other than Foreign Subsidiaries, Regulated Subsidiaries and Subsidiaries which are not, directly or indirectly, wholly owned by the Borrower, all Subsidiaries of the Borrower on the Closing Date are Guarantors under the Guaranty Agreement.

6.1.3 Power and Authority.

Each Loan Party and each Subsidiary of a Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.1.4 Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party or any Subsidiary of any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party or Subsidiary on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party or Subsidiary which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party or Subsidiary in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

6.1.5 No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party or any Subsidiary of any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or Subsidiary or (ii) any Law, any material agreement or instrument or any order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries.

6.1.6 Litigation.

There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate is reasonably likely to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

6.1.7 Title to Properties.

Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. The tangible and intangible personal property relating to facilities and computers of the Loan Parties and their Subsidiaries (including the leases, computer software and aircraft) are held by one or more wholly owned Guarantors. All leases of property by the Loan Parties and their Subsidiaries are in full force and effect.

6.1.8 Financial Statements.

The Borrower has delivered to the Administrative Agent copies of the audited consolidated financial statements for the Borrower and its Consolidated Subsidiaries for fiscal year 2010 (the “Audited Statements”). In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited interim financial statements for the Borrower and its Consolidated Subsidiaries for the fiscal year to date and as of the end of the fiscal quarter ended March 31, 2011 (the “Interim Statements” and, together with the Audited Statements, collectively referred to as the “Historical Statements”). The Historical Statements are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as of their dates and the consolidated results of operations for the fiscal period then ended and have been prepared in accordance with GAAP consistently applied subject (in the case of the Interim Statements) to normal year-end audit adjustments. None of the Borrower or its Consolidated Subsidiaries has any significant liabilities, contingent or otherwise, or material forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any of the Borrower or its Consolidated Subsidiaries which may cause a Material Adverse Change. Since December 31, 2010, there has been no Material Adverse Change.

6.1.9 Use of Proceeds; Margin Stock.

6.1.9.1 General. The Loan Parties intend to use the proceeds of the Loans in accordance with Section 2.8 [Use of Proceeds].

6.1.9.2 Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.10 Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.11 Taxes.

All federal and all material state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

6.1.12 Consents and Approvals.

No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party or any Subsidiary of any Loan Party, except for consents which shall have been obtained on prior to the Closing Date.

6.1.13 No Event of Default; Compliance with Instruments.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

6.1.14 Patents, Trademarks, Copyrights, Licenses, Etc.

Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others.

6.1.15 Insurance.

All insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

6.1.16 Compliance with Laws.

The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.21 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

6.1.17 Material Contracts; Burdensome Restrictions.

All contracts related to or governing any Indebtedness of any Loan Party and all other material contracts relating to the business operations of each Loan Party and each Subsidiary of each Loan Party are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties’ knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

6.1.18 Investment Companies; Regulated Entities.

None of the Loan Parties or any Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.” Each Fund that constitutes an “investment company” is in compliance in all material respects with all requirements applicable to an “investment company” under the Investment Company Act. None of the Loan Parties is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

6.1.19 ERISA Compliance.

(i) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(ii) No ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan for the applicable plan year); (b) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (d) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.1.20 Employment Matters.

Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change.

6.1.21 Environmental Matters.

None of the Loan Parties or any Subsidiaries of any Loan Party has received any Environmental Complaint, including but not limited to those from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior owner, operator or occupant of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq. or any analogous state or local Law, and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party’s knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party’s knowledge, any prior owner, operator or occupant of any of the Properties pertaining to, or arising out of, any Contamination or violations of Environmental Laws or Required Environmental Permits.

6.1.22 Senior Debt Status.

The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

6.1.23 Reserved.

6.1.24 Existing Business.

The Loan Parties and their Subsidiaries are currently engaged in the business of providing investment advisory, administration, distribution and other services to Funds.

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or the issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1 First Loans and Letters of Credit.

On the Closing Date:

7.1.1 Officer’s Certificate.

The representations and warranties of each of the Loan Parties contained in Section 6.1 [Representations and Warranties] and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Borrower, dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of the Borrower, to each such effect.

7.1.2 Secretary’s Certificate.

There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i) all action taken by each Loan Party and each Subsidiary of each Loan Party in connection with this Agreement and the other Loan Documents;

(ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party and each Subsidiary of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized.

7.1.3 Delivery of Loan Documents.

The Guaranty Agreement and the Notes shall have been duly executed and delivered to the Administrative Agent for the benefit of the Lenders.

7.1.4 Opinion of Counsel.

There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of (a) K&L Gates LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent) and (b) in-house counsel to the Loan Parties, each dated the Closing Date and in form and substance satisfactory to the Administrative Agent and its counsel and together such opinions shall address:

(i) the matters set forth in Exhibit 7.1.4; and

(ii) such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

7.1.5 Legal Details.

All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

7.1.6 Payment of Fees.

The Borrower shall have paid or caused to be paid to the Administrative Agent for itself and for the account of the Lenders to the extent not previously paid all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Administrative Agent and the Lenders are entitled to be reimbursed.

7.1.7 Consents.

All material consents required to effectuate the transactions contemplated hereby shall have been obtained including without limitation the consent of the Lenders under the Existing Credit Agreement.

7.1.8 Officer’s Certificate Regarding MACs.

Since December 31, 2010, no Material Adverse Change shall have occurred; and there shall have been delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of the Borrower to each such effect.

7.1.9 No Violation of Laws.

The making of the Loans shall not contravene any Law applicable to any Loan Party or any of the Lenders.

7.1.10 No Actions or Proceedings.

No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan

Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

7.1.11 Termination of Existing Revolving Credit Agreement.

Evidence that the Revolving Credit Agreement dated October 31, 2006 among the Borrower, the Guarantors party thereto, the Banks party thereto and the Administrative Agent has been terminated, all outstanding obligations thereunder have been paid and all Letters of Credit issued thereunder have been terminated, released or replaced.

7.2 Each Additional Loan or Letter of Credit.

At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6.1 [Representations and Warranties] and in the other Loan Documents shall be true on and as of the date of such additional Loan or issuance, extension or increase of Letters of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or the issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders or the Issuing Lender; and the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

7.3 Amendment and Restatement.

This Agreement amends and restates the Existing Credit Agreement. The Commitments of the Lenders under this Agreement replace the commitments of the lenders under the Existing Credit Agreement. From and after the Closing Date, (i) the commitments of the lenders under the Existing Credit Agreement no longer constitute a separate obligation of such lenders, (ii) the Term Loans payable by the Borrower under the Existing Credit Agreement shall remain outstanding under this Agreement, and (iii) the Commitment of each Lender party to this Agreement shall be as set forth on Schedule 1.1(B). The Administrative Agent shall cause all Term Loans outstanding under the Existing Credit Agreement as of the Closing Date to be reallocated in accordance with each Lender’s Ratable Share of the Term Loans.

8. COVENANTS

8.1 Affirmative Covenants.

The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties shall comply at all times with the following affirmative covenants:

8.1.1 Preservation of Existence, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] or Section 8.2.7 [Dispositions of Assets or Subsidiaries].

8.1.2 Payment of Liabilities, Including Taxes, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in a Material Adverse Change, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

8.1.3 Maintenance of Insurance.

The Loan Parties shall maintain and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts acceptable to Administrative Agent and will deliver evidence thereof to Administrative Agent. The Loan Parties shall cause, pursuant to endorsements and assignments in form and substance reasonably satisfactory to Administrative Agent, Administrative Agent, for the benefit of Administrative Agent and Lenders, to be named as additional insured in the case of all liability insurance.

8.1.4 Maintenance of Properties and Leases.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5 Maintenance of Patents, Trademarks, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

8.1.6 Visitation Rights.

Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such reasonable detail and at such reasonable times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

8.1.7 Keeping of Records and Books of Account.

The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.8 Reserved.

8.1.9 Compliance with Laws.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

8.1.10 Reserved.

8.1.11 New Subsidiaries.

The Loan Parties shall cause each Subsidiary created or acquired by any of the Loan Parties after the date hereof, other than Foreign Subsidiaries, Regulated Subsidiaries or Subsidiaries which are not, directly or indirectly, wholly owned by the Borrower, as soon as practical and, in any event within thirty (30) days after so created or acquired, to execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join this Agreement and the Guaranty Agreement and (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary.

8.1.12 Reserved.

8.1.13 Anti-Terrorism Laws.

None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.

8.2 Negative Covenants.

The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties shall comply with the following negative covenants:

8.2.1 Indebtedness.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness under the Loan Documents;

(ii) Indebtedness pursuant to capitalized leases made under usual and customary terms in the ordinary course of business and Indebtedness secured solely by Purchase Money Security Interests not exceeding in the case of any Indebtedness under this clause (ii) at any one time in the aggregate $50,000,000;

(iii) existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof, provided there is no increase in the principal amount thereof as of the Closing Date unless otherwise specified on Schedule 8.2.1);

(iv) any short-term Indebtedness under securities clearing arrangements secured by or for which marketable securities and related cash balances with customary loan-to-value ratios are available to repay such Indebtedness;

(v) Indebtedness of a Loan Party or any Subsidiary of any Loan Party to another Loan Party or any Subsidiary of any Loan Party;

(vi) any Lender Provided Interest Rate Hedge; provided, however, that the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge only for hedging (rather than speculative) purposes; and

(vii) unsecured Indebtedness so long as after giving effect to such Indebtedness the Loan Parties remain in pro forma compliance with the financial covenants contained in Sections 8.2.14[Maximum Leverage Ratio ] and 8.2.15 [Minimum Interest Coverage Ratio].

8.2.2 Liens.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3 Guaranties.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of Indebtedness of the Loan Parties and the Subsidiaries of the Loan Parties permitted under Section 8.2.1 [Indebtedness], (ii) the guarantee by the Loan Parties of obligations of other Loan Parties (other than any Subsidiary which is not wholly owned) to third parties, which obligations are incurred in the ordinary course of such Loan Parties’ and the Subsidiaries’ business consistent with industry practice and not otherwise forbidden by this Agreement; provided that, except for Limited Investments, in no event shall the Loan Party or any Subsidiary of any Loan Party become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of the Special Purpose Subsidiaries, and (iii) the guarantee by the Loan Parties of Indebtedness of Subsidiaries which are not wholly owned by a Loan Party or Indebtedness of other Persons provided that the aggregate amount of Indebtedness that is guaranteed by all of the Loan Parties pursuant to this clause (iii) shall not exceed, at any one time, $25,000,000.

8.2.4 Reserved.

8.2.5 Reserved.

8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

(i) any Guarantor may liquidate into, merge or consolidate with a wholly owned Subsidiary that is a Guarantor (other than the Borrower) and any wholly owned Subsidiary which is not a Guarantor may liquidate into, merge or consolidate with a wholly owned Subsidiary (so long as if the entity into which any wholly owned Subsidiary which is not a Guarantor is liquidating, merging or consolidating is a Guarantor, it continues to be a Guarantor after the liquidation, merger or consolidation); and

(ii) the Borrower or a Consolidated Subsidiary may effect an acquisition of the capital stock or assets (tangible or intangible) of another person or persons, so long as (A) such person is a company which engages in the mutual fund, investment advisory, retirement plan servicing or financial services business or a business related or ancillary to any of the foregoing, (B) if such person is a public company, the acquisition is not hostile and (C) after giving effect to such acquisition, no Event of Default or Potential Default shall exist or be continuing and, with respect to acquisitions in which the Consideration is greater than $25,000,000, five (5) days before the consummation of such acquisition, the Borrower shall have provided to the Administrative Agent and the Lenders pro forma financial statements for the Borrower and the Consolidated Subsidiaries, after giving effect to such acquisition, demonstrating compliance with Section 8.2.14 [Maximum Leverage Ratio] and Section 8.2.15 [Minimum Interest Coverage Ratio].

The parties expressly acknowledge that Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] does not restrict the acquisition of assets by a Fund in the ordinary course of business where no liabilities are assumed by the Fund and the acquisition price consists of trailer payments based on average net assets in the Fund from time to time but in no event more than the Fund Fees received by any of the Loan Parties and their Subsidiaries and such fees are paid out of the Fund itself or by any of the Loan Parties and their Subsidiaries in accordance with normal business practices.

8.2.7 Dispositions of Assets or Subsidiaries.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i) any sale, transfer or lease of assets by the Borrower or any wholly owned Subsidiary to the Borrower or any other wholly owned Subsidiary that is a Guarantor and any sale or transfer of Designated Assets by a Subsidiary of the Borrower to another Subsidiary of the Borrower followed by an immediate transfer to a Special Purpose Subsidiary, in connection with a securitization or other receivables sale transaction so long as such transaction is non-recourse to any of the Loan Parties or any Special Purpose Subsidiary (except for customary recourse provisions, including recourse to the Designated Assets being sold or transferred);

(ii) any sale, transfer or lease of assets which are no longer necessary or required in the conduct of the Borrower’s or any Subsidiary’s business;

(iii) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets; and

(iv) any sale or transfer of all of the capital stock or substantially all of the assets of one or more Subsidiaries of the Borrower so long as, in any fiscal year, (A) the assets of such sold or transferred Subsidiaries do not exceed 5% of the total assets of the Borrower and the Consolidated Subsidiaries and (B) no more than 5% of Consolidated EBITDA is attributable to such sold or transferred Subsidiaries, in the case of clause (A), determined as of the most recent fiscal quarter ending prior to such disposition and, in the case of clause (B), determined as of the most recent four (4) fiscal quarters ending prior to such disposition.

The Administrative Agent is expressly authorized by the Lenders to release any Guarantor from the Guaranty Agreement if (A) its capital stock or substantially all of the assets are sold or transferred in accordance with clause (iv) of Section 8.2.7 [Dispositions of Assets of Subsidiaries] above or (B) it is liquidated in accordance with clause (i) of Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

8.2.8 Affiliate Transactions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

8.2.9 Continuation of or Change in Business.

The enterprises represented by the Loan Parties and their Subsidiaries taken as a whole shall continue to engage in their respective businesses substantially as conducted and operated by the Loan Parties and their Subsidiaries during the present fiscal year, and the Borrower shall not permit any material change in such businesses (i.e., the mutual fund, investment advisory, retirement plan servicing and financial services business, and the business of Federated Bank, as such businesses exist on the date hereof or may exist in the future), either directly or indirectly (including by means of loans and investments), and any change must be in accordance with all applicable Law (including the Investment Company Act); provided, that (i) the only activities in which the Special Purpose Subsidiaries shall be permitted to engage are to finance broker commissions with respect to the sale of proprietary or private label mutual funds administered or distributed by the Loan Parties and to hold stock of other Special Purpose Subsidiaries, provided further (A) the Special Purpose Subsidiaries shall not enter into any agreements which permit any cross-defaults with any of the Loan Documents and (B) the Limited Investments in the Special Purpose Subsidiaries by the Loan Parties are not greater than $500,000 in the aggregate; and provided further (ii) the Borrower, FII Holdings, Inc. and Federated Services Company shall not become registered as investment advisers or broker-dealers. Notwithstanding the foregoing, nothing contained herein shall serve to limit the ability of any Loan Party or any Subsidiary of any Loan Party to change the principal location of its business.

8.2.10 Pension Plans and Multiemployer Plans.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to engage in a Prohibited Transaction with any Pension Plan or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA or otherwise violate ERISA.

8.2.11 Fiscal Year; Accounting Methods.

The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, (i) change its fiscal year from the twelve-month period beginning January 1 and ending December 31 or (ii) change from the accrual method of accounting.

8.2.12 No Restrictions on Dividends.

The Borrower shall not permit there to be any restriction on the dividends payable by its Subsidiaries except as otherwise required by Law.

8.2.13 Change in Ownership.

The Borrower shall not permit any change in the ownership of the Class A Shares except transfers of the Class A Shares may be made among the officers, directors and employees of the Loan Parties and their respective families and affiliates.

8.2.14 Maximum Leverage Ratio.

The Loan Parties shall not permit the Leverage Ratio as of the end of any fiscal quarter to exceed 2.50 to 1.00.

8.2.15 Minimum Interest Coverage Ratio.

The Loan Parties shall not permit the ratio of Consolidated EBITDA to consolidated interest expense for the four (4) fiscal quarters then ended of the Borrower and its Consolidated Subsidiaries, calculated as of the end of any fiscal quarter, to be less than 4.0 to 1.0.

8.3 Reporting Requirements.

The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1 Quarterly Financial Statements.

As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2 Annual Financial Statements.

As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

8.3.3 Certificate of the Borrower.

Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of the Borrower, in the form of Exhibit 8.3.3, to the effect that, except as described pursuant to Section 8.3.4 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 6.1 [Representations and Warranties] and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants].

8.3.4 Notice of Default.

Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

8.3.5 Notice of Litigation.

Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party or any of the Funds which involve a claim or series of claims in excess of $25,000,000 or which if adversely determined would constitute a Material Adverse Change.

8.3.6 Certain Events.

Written notice to the Administrative Agent of (i) any sale or other transfer of assets as permitted under subsections (i), (ii), (iii) or (iv) of Section 8.2.7 [Dispositions of Assets of Subsidiaries], (ii) any merger, acquisition, consolidation or liquidation permitted under Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (iii) the creation or acquisition of any new Subsidiaries or investment in any other corporate entity, such notice to be delivered to the Administrative Agent within five (5) Business Days after occurrence of such event or consummation of such transaction(s), and in the case of the creation or acquisition of a new Subsidiary or investment in any other corporate entity, accompanied by the items specified in Section 8.1 [Affirmative Covenants] to be delivered within thirty (30) calendar days after the creation or acquisition of a new Subsidiary or investment in any other corporate entity. Written notice to the Administrative Agent of any sale or other transfer of assets as permitted under clause (i) of Section 8.2.7 [Dispositions of Assets of Subsidiaries] shall be given on a quarterly basis at the same time that quarterly financial statements are required to be delivered under Section 8.3.1 [Quarterly Financial Statements].

8.3.7 Other Notices, Reports and Information.

Promptly upon their becoming available to the Borrower, (i) any material and adverse reports including management letters submitted to any of the Loan Parties by independent accountants in connection with any annual, interim or special audit, (ii) any reports or notices distributed by any of the Loan Parties to its shareholders and not filed with the Securities and Exchange Commission, on a date no later than the date supplied to the shareholders, (iii) upon request, periodic reports filed by any of the Loan Parties with the Securities and Exchange Commission, (iv) periodic reports of examination by the Securities and Exchange Commission or the National Association of Securities Dealers, Inc. of any of the Loan Parties which could reasonably be expected to result in a Material Adverse Change and any responses thereto, (v) any Revenue Administrative Agent’s Report and accompanying Statement of Income Tax Examination Changes and any notice of assessment or deficiency by the IRS which could reasonably be expected to result in a Material Adverse Change, and (vi) such other reports and information as the Lenders may from time to time reasonably request. The Borrower shall also notify the Lenders promptly of the enactment of any legislation or adoption of any Law which may result in a Material Adverse Change.

8.3.8 ERISA Event.

Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of any ERISA Event.

8.3.9 Notices Regarding Special Purpose Subsidiaries.

Within five (5) Business Days after the creation of any new Special Purpose Subsidiary, the Borrower shall provide written notice to the Administrative Agent of the creation of any new Special Purpose Subsidiary, accompanied by the declaration of trust, certificate or articles of incorporation, bylaws or other organizational documents of the new Special Purpose Subsidiary.

8.3.10 Notice of Change in Debt Rating.

Within two (2) Business Days after either Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. announces a change in the rating of the Borrower’s senior unsecured long-term debt or long-term counterparty credit, notice of such change. The Borrower will deliver together with such notice a copy of any written notification which the Borrower received from the applicable rating agency regarding such change in such rating.

9. DEFAULT

9.1 Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1 Payments Under Loan Documents.

The Borrower shall (i) fail to pay any principal of any Loan when due or (ii) shall fail to pay any interest on any Loan or any other amount owing hereunder or under the other Loan Documents within five (5) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2 Breach of Warranty.

Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3 Breach of Certain Covenants.

Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], Section 8.2.7 [Dispositions of Assets of Subsidiaries], Section 8.2.9 [Continuation of or Change in Business], Section 8.2.13 [Change in Ownership], Section 8.2.14 [Maximum Leverage Ratio] or Section 8.2.15 [Minimum Interest Coverage Ratio].

9.1.4 Breach of Other Covenants.

Any of the Loan Parties shall default in the observance or performance of any covenant, condition or provision hereof or of any other Loan Document (other than as specifically set forth in any other subsection of this Section 9.1) and such default shall continue unremedied for a period of fifteen (15) Business Days after any of the Loan Parties becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of any of the Loan Parties as determined by the Administrative Agent in its sole discretion).

9.1.5 Defaults in Other Agreements or Indebtedness.

A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $25,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

9.1.6 Final Judgments or Orders.

Any final judgments or orders for the payment of money in excess of $25,000,000 in the aggregate shall be entered against any Loan Party or any Subsidiary of any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.7 Loan Document Unenforceable.

Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.8 Proceedings Against Assets.

Any of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

9.1.9 Notice of Lien or Assessment.

A notice of Lien or assessment in excess of $25,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties’ or any of their Subsidiaries’ assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

9.1.10 Events Relating to Pension Plans and Multiemployer Plans.

(i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000;

9.1.11 Cessation of Business.

Any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

9.1.12 Relief Proceedings.

(i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature.

9.2 Consequences of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Sections 9.1.1 through 9.1.11 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but not including funds held in custodian or trust accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section 9.2 [Consequences of Event of Default] are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4 Suits, Actions, Proceedings.

If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Administrative Agent or any Lender, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or such Lender; and

9.2.5 Application of Proceeds.

From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

(ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate Hedge, whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, ratably among the Lenders and their Affiliates in proportion to the respective amounts payable to them with respect to such Obligations; and

(iii) the balance, if any, as required by Law.

9.2.6 Other Rights and Remedies.

In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the

Required Lenders shall, exercise all post-default rights granted to the Administrative Agent and the Lenders under the Loan Documents or applicable Law.

10. THE ADMINISTRATIVE AGENT

10.1 Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10.1 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the agents, sole bookrunner or joint lead arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9 Administrative Agent’s Fee.

The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and Administrative Agent, as amended from time to time.

10.10 Authorization to Release Guarantors.

The Lenders and Issuing Lenders authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11 No Reliance on Administrative Agent’s Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11. MISCELLANEOUS

11.1 Modifications, Amendments or Waivers.

With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, no such agreement, waiver or consent may be made which will:

11.1.1 Increase of Commitment.

Increase the amount of the Revolving Credit Commitment or the Term Loan Commitment of any Lender hereunder without the consent of such Lender;

11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan, or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or any other fee payable to any Lender without the consent of each Lender directly affected thereby;

11.1.3 Release of Guarantor.

Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries], release any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4 Miscellaneous.

Amend Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of the Administrative Agent or the Issuing Lender, as the case may be, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].

11.2 No Implied Waivers; Cumulative Remedies; Writing Required.

No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.3 Expenses; Indemnity; Damage Waiver.

11.3.1 Costs and Expenses.

The Borrower shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (iii) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

11.3.2 Indemnification by the Borrower.

The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

11.3.3 Reimbursement by Lenders.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

11.3.4 Waiver of Consequential Damages, Etc.

To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special,

indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5 Payments.

All amounts due under this Section 11.3 [Expenses; Indemnity; Damage Waiver] shall be payable not later than ten (10) days after demand therefor.

11.4 Holidays.

Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the LIBOR Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Reserved.

11.6 Notices; Effectiveness; Electronic Communication.

11.6.1 Notices Generally.

Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.6.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.6.2 [Electronic Communications], shall be effective as provided in such Section.

11.6.2 Electronic Communications.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.6.3 Change of Address, Etc.

Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.7 Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.8 Governing Law.

This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles. Each Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and in each case to the extent not inconsistent therewith, the Laws of the Commonwealth of Pennsylvania without regard to is conflict of laws principles.

11.9 Prior Understanding.

This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

11.10 Duration; Survival.

All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Lenders, the making of Loans, or Payment in Full. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof until Payment in Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, and Sections 5 [Payments] and 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment in Full.

11.11 Successors and Assigns.

11.11.1 Successors and Assigns Generally.

The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.11.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.11.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.11.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.11.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.11.2 Assignments by Lenders.

Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(a) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b) in any case not described in clause (i)(A) of this Section 11.11.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed), and:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.11.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Additional Compensation in Certain Circumstances], and 11.3 [Expenses; Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.11.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.11.4 [Participations].

11.11.3 Register.

The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.11.4 Participations.

Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3

[Release of Guarantor]). Subject to Section 11.11.5 [Limitations upon Participant Rights Successors and Assigns Generally], the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and 5.8 [Additional Compensation in Certain Circumstances] to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.11.2 [Assignments by Lenders]. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Setoff] as though it were a Lender; provided such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.

11.11.5 Limitations upon Participant Rights Successors and Assigns Generally.

A Participant shall not be entitled to receive any greater payment under Section 5.8 [Additional Compensation in Certain Circumstances], Section 5.9 [Taxes] or Section 11.3 [Expenses; Indemnity; Damage Waiver] than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 [Taxes] unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.9.5 [Status of Lenders] as though it were a Lender.

11.11.6 Certain Pledges; Successors and Assigns Generally.

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.12 Confidentiality.

11.12.1 General.

The Administrative Agent and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Administrative Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to information and instructions to, or any agreement (whether written, oral or otherwise implied by Law) of, such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11 [Successors and Assigns], and prospective assignees and participants, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower (if legally permitted), as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

11.12.2 Sharing Information With Affiliates of the Lenders.

Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and, notwithstanding the use restriction contained in the first sentence of Section 11.12.1 [General], each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section 11.12.1 [General] as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

11.13 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending and Issuance of Letters of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.14 Administrative Agent’s or Lender’s Consent.

Whenever the Administrative Agent’s or any Lender’s consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

11.15 Exceptions.

The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

11.16.1 SUBMISSION TO JURISDICTION.

THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA SITTING IN ALLEGHENY COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.16.2 WAIVER OF VENUE.

THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.16.3 SERVICE OF PROCESS.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.6 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.16.4 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.17 USA Patriot Act Notice.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

FEDERATED INVESTORS, INC.

By:
Name:	Denis McAuley III
Title:	Assistant Treasurer

GUARANTORS:

FEDERATED ADMINISTRATIVE SERVICES
FEDERATED ADMINISTRATIVE SERVICES, INC.
FEDERATED INVESTORS MANAGEMENT COMPANY
FEDERATED SERVICES COMPANY

By:
Name:	Denis McAuley III
Title:	Senior Vice President of each of the above-listed Guarantors

FEDERATED SHAREHOLDER SERVICES COMPANY

By:
Name:	Denis McAuley III
Title:	President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

FEDERATED INVESTMENT MANAGEMENT COMPANY
FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP.
FEDERATED INVESTMENT COUNSELING
RETIREMENT PLAN SERVICE COMPANY OF AMERICA
FEDERATED ADVISORY SERVICES COMPANY
FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA

By:
Name:	Denis McAuley III
Title:	Assistant Treasurer of each of the above-listed Guarantors

FII HOLDINGS, INC.

By:
Name:	Denis McAuley III
Title:	Vice President

FEDERATED PRIVATE ASSET MANAGEMENT, INC.
FEDERATED MDTA TRUST
HBSS ACQUISITION CO.
FEDERATED MDTA LLC
SOUTHPOINTE DISTRIBUTION SERVICES INC.

By:
Name:	Denis McAuley III
Title:	Treasurer of each of the above-listed Guarantors

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT’

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION individually and as Administrative Agent

By:
Name: Cara Gentile
Title: Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDERS:

CITIBANK, N.A.

By:

Name:	Dane Graham

Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

HUNTINGTON NATIONAL BANK

By:

Name:	W. Christopher Kohler

Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

STATE STREET BANK AND TRUST COMPANY

By:
Name:	James H. Reichert
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK

By:
Name: Jim Janovsky
Title: Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA

By:
Name: Euclid B. Noble
Title: Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, NA

By:
Name: Menna Cunningham
Title: Assistant Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, N.A.

By:

Name:	David Bendel

Title:	Director

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

TD Bank, N.A.

By:
Name: Marla Willner
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

THE BANK OF NEW YORK MELLON

By:

Name:	Paulette Truman
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST NIAGARA BANK

By:

Name:	Ken Jambon

Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

SCOTIABANC INC.

By:

Name:	J. F. Todd

Title:	Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

UMB BANK, N.A.

By:

Name:	Robert P. Elbert
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRSTMERIT BANK, N.A.

By:

Name:	Brett Johnson

Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF TAIWAN, LOS ANGELES BRANCH

By:

Name:	Chwan-Ming Ho
Title:	SVP & General Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By:

Name:	Beverley Chen

Title:	Vice President & General Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

HUA NAN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By:

Name:	Oliver Hsu

Title:	VP & General Manager

TAIWAN BUSINESS BANK

By:

Name:	Alex Wang

Title:	S.V.P. & General Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

WASHINGTON FINANCIAL BANK

By:

Name:	Anthony M. Cardone

Title:	Vice President

SCHEDULE 1.1(A)

PRICING GRID

(Fees and spreads in the pricing grid below are stated in basis points.)

Level	Debt Rating [S&P, Moody’s and Fitch Respectively]	Facility Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Spread	Letter of Credit Fee
I	A/A2/A or higher	12.5	0	87.5	87.5
II	A-/A3/A-	15.0	10	110	110
III	BBB+/Baa1/ BBB+ or lower	17.5	32.5	132.5	132.5

For purposes of determining the Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate:

(a) “Debt Rating” shall mean the rating of the Borrower’s long-term counterparty credit rating, long-term issuer rating or long-term issuer default rating by Standard & Poor’s, Moody’s or Fitch, respectively.

(b) If a difference exists in the Debt Ratings of Moody’s, Standard & Poor’s and Fitch, and the difference is only one level, the highest of such Debt Ratings will determine the relevant pricing;

(c) If a difference exists in the Debt Ratings of Moody’s, Standard & Poor’s and Fitch, and the difference is two or more levels, the level which corresponds to the Debt Rating which is one level immediately above the lowest of such Debt Ratings will determine the relevant pricing;

(d) If only one rating agency provides a Debt Rating, such Debt Rating will determine the relevant pricing level; and

(e) Any change in the Applicable Margin, the Applicable Facility Fee Rate or the Applicable Letter of Credit Fee Rate shall become effective as of the date on which any public announcement is made by Standard & Poor’s, Moody’s or Fitch of the change in the Debt Rating requiring such an increase or a decrease.

SCHEDULE 1.1(A) - 1

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1—Commitments of Lenders and Addresses for Notices to Lenders

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

Lender Name (also Administrative Agent): PNC Bank, National Association Address for Notices: 1600 Market Street Philadelphia, PA 19103 Attention: Cara Gentile Telephone: (215) 585-6968 Telecopy: (215) 585-7669 Email: cara.gentile@pnc.com Address of Lending Office: PNC Firstside Center 500 First Avenue, 3rd Floor Pittsburgh, PA 15219 Attention: Rini Davis Telephone: (412) 762-7638 Telecopy: (412) 705-2006 Email: rini.davis@pnc.com	$40,000,000	20.000000000%	$55,000,000	14.379084967%	16.309012876%

SCHEDULE 1.1(B) - 1

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

Citibank, N.A. Address for Notices: 388 Greenwich Street New York, NY 10013 Attention: Dane Graham Telephone: (212) 816-8219 Telecopy: (646) 291-5042 Email: dane.graham@citi.com Address of Lending Office: 1615 Brett Road, Building III New Castle, DE 19720 Attention: Citi Loan Operations Telephone: (302) 894-6052 Telecopy: (212) 994-0847 Email: GLOriginationOps@citigroup.com	35,000,000	17.500000000%	43,000,000	11.241830065%	13.390557940%

Huntington National Bank Address for Notices: 336 Fourth Avenue Pittsburgh, PA 15222 Attention: Chris Kohler Telephone: (412) 227-6496 Email: chris.kohler@huntington.com Address of Lending Office: 41 South High Street Columbus, OH 43215 Attention: Debbie Cabungcal Telephone: (614) 480-1283 Telecopy: (614) 480-2249 Email: debbie.cabungcal@huntington.com	15,000,000	7.500000000%	34,000,000	8.888888889%	8.412017167%

SCHEDULE 1.1(B) - 2

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

State Street Bank and Trust Company Address for Notices: 100 Huntington Avenue Tower 1, 4th Floor Boston, MA 02206 Attention: James Reichert, VP Telephone: (617) 662-8620 Telecopy: (617) 662-8664 Email: jhreichert@statestreet.com Address of Lending Office: Box 5302 Boston, MA 02206 Attention: Voy Pearson, Loan Operations Telephone: (617) 662-8577 Telecopy: (617) 662-8833 Email: vhpearson@statestreet.com	30,000,000	15.000000000%	30,000,000	7.843137255%	10.300429185%

Fifth Third Bank Address for Notices: 600 Superior Avenue East Cleveland, OH 44114 Attention: Marty McGinty Telephone: (216) 274-5098 Telecopy: (216) 274-5617 Email: marty.mcginty@53.com Address of Lending Office: 5050 Kingsley Drive Cincinnati, OH 45263 Attention: Lytonya Mitchell Telephone: (513) 358-3097 Telecopy: (513) 358-3444 Email: lytonya.mitchell@53.com			28,000,000	7.320261438%	4.806866953%

SCHEDULE 1.1(B) - 3

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

Citizens Bank of Pennsylvania Address for Notices: 525 William Penn Place Pittsburgh, PA 15219 Attention: Euclid Noble Telephone: (412) 867-3981 Telecopy: (412) 552-6307 Email: euclid.b.noble@rbscitizens.com Address of Lending Office: 20 Cabot Road Medford, MA 02155 Attention: Dakota Hodgdon Telephone: (781) 655-4402 Telecopy: (781) 655-4050 Email: dakota.hodgdon@ rbscitizens.com			27,000,000	7.058823529%	4.635193133%

SCHEDULE 1.1(B) - 4

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

Bank of America, NA Address for Notices: One Bryant Park NY1-100-32-01 New York, NY 10036 Attention: Menna J. Cunningham Telephone: (646) 855-3540 Telecopy: (704) 719-8686 Email: menna.j.cunningham@baml.com Address of Lending Office: 2001 Clayton Road CA4-702-02-25, Building B Concord, CA 94520 Attention: Deepti Madan Telephone: (415) 436-4777, ext. 1378 Telecopy: (214) 209-9447 Email: deepti.madan@bankofamerica.com	22,500,000	11.250000000%	25,000,000	6.535947712%	8.154506438%

SCHEDULE 1.1(B) - 5

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

Wells Fargo Bank, N.A. Address for Notices: 230 Monroe, 29th Floor, Suite 2900 Chicago, IL 60606 Attention: Thomas Doddridge Telephone: (312) 781-0722 Telecopy: (312) 845-8606 Email: thomas.w.doddridge@wellsfargo.com Address of Lending Office: 1700 Lincoln Street, 5th Floor MAC C7300-059 Denver, CO 80203-4500 Attention: Katie Ayre Telephone: (303) 863-5131 Telecopy: (303) 863-2729 Email: katie.ayre@wellsfargo.com	22,500,000	11.250000000%	25,000,000	6.535947712%	8.154506438%

TD Bank, N.A. Address for Notices: 31 West 52nd Street New York, NY 10019 Attention: Mark Hogan Telephone: (212) 827-7788 Telecopy: (212) 827-7807 Email: mark.hogan@td.com Address of Lending Office: 2005 Market Street, 2nd floor Philadelphia, PA 19103 Attention: Richard Zimmerman Telephone: (215) 282-2458 Telecopy: (215) 282-2476 Email: richard.zimmerman@yesbank.com	15,000,000	7.500000000%	24,000,000	6.274509804%	6.695278970%

SCHEDULE 1.1(B) - 6

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

The Bank of New York Mellon Address for Notices: One Wall Street New York, NY 10286 Attention: Paulette Truman Telephone: (212) 635-6407 Telecopy: (212) 809-9520 Email: paulette.truman@bnymellon.com Address of Lending Office: [One Wall Street, 17th Floor New York, NY 10286] Attention: Tina Aney Telephone: (315) 765-4103 Telecopy: (315) 765-4783 Email: tina.aney@bnymellon.com	20,000,000	10.000000000%	15,500,000	4.052287582%	6.094420601%

First Niagara Bank Address for Notices: 726 Exchange Street, Suite 900 Buffalo, NY 14210 Attention: Ken Jamison Telephone: (610) 755-1614 Telecopy: (716) 819-5160 Email: ken.jamison@fnfg.com Address of Lending Office: 726 Exchange Street, Suite 900 Buffalo, NY 14210 Attention: Susan Naab Telephone: (716) 819-5874 Telecopy: (716) 819-5132 Email: commercial.participations@fnfg.com			14,500,000	3.790849673%	2.489270386%

SCHEDULE 1.1(B) - 7

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

Scotiabanc Inc. Address for Notices: 1 Liberty Plaza, Floors 23-26 New York, NY 10006 Attention: Todd Meller Telephone: (212) 225-5096 Telecopy: (212) 225-5254 Email: todd_meller@scotiacapital.com Address of Lending Office: 1 Liberty Plaza, Floors 23-26 New York, NY 10006 Attention: Kevin Yepson Telephone: (212) 225-5705 Telecopy: (212) 225-5709 Email: kevin_yepson@scotiacapital.com			14,500,000	3.790849673%	2.489270386%

UMB Bank, n.a. Address for Notices: 1010 Grand Boulevard Kansas City, MO 64106 Attention: David A. Proffitt Telephone: (816) 860-7935 Telecopy: (816) 860-7143 Email: david.proffitt@umb.com Address of Lending Office: 1010 Grand Boulevard Kansas City, MO 64106 Attention: Vaughnda Ritchie Telephone: (816) 860-7019 Telecopy: (816) 860-3772 Email: vaughnda.ritchie@umb.com			14,500,000	3.790849673%	2.489270386%

SCHEDULE 1.1(B) - 8

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

FirstMerit Bank, N.A. Address for Notices: 106 South Main Street Akron, OH 44308 Attention: Robert G. Morlan Telephone: (330) 996-6420 Telecopy: (330) 996-6394 Email: robert.morlan@firstmerit.com Address of Lending Office: 106 South Main Street Akron, OH 44308 Attention: Brenda Knight Telephone: (330) 479-7965 Telecopy: (330) 996-6071 Email: brenda.knight@firstmerit.com			8,100,000	2.117647059%	1.390557940%

Bank of Taiwan, Los Angeles Branch Address for Notices: 601 S. Figueroa St., #4525 Los Angeles, CA 90017 Attention: Alice Yu Telephone: (213) 629-6600, ext. 158 Telecopy: (213) 629-6610 Email: alicey@botla.us Address of Lending Office: 601 S. Figueroa St., #4525 Los Angeles, CA 90017 Attention: Rick Wang Telephone: (213) 629-6600, ext. 154 Telecopy: (213) 629-6610 Email: rickw@botla.us			5,200,000	1.359477124%	0.892703863%

SCHEDULE 1.1(B) - 9

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

Chang Hwa Commercial Bank Ltd., Los Angeles Branch Address for Notices: 333 South Grand Avenue, #600 Los Angeles, CA 90071 Attention: Irene Chen Telephone: (213) 620-7200, ext. 229 Telecopy: (213) 620-7227 Email: ichen@chbla.com Address of Lending Office: 333 South Grand Avenue, #600 Los Angeles, CA 90071 Attention: Noah Wang Telephone: (213) 620-7200, ext. 224 Telecopy: (213) 620-7227 Email: note@chbla.com			5,200,000	1.359477124%	0.892703863%

Hua Nan Commercial Bank, Ltd., Los Angeles Branch Address for Notices: 707 Wilshire Blvd., Suite 3100 Los Angeles, CA 90017 Attention: Howard Hung Telephone: (213) 362-6666 Telecopy: (213) 362-6617 Email: howard.hung@hncbla.com Address of Lending Office: 707 Wilshire Blvd., Suite 3100 Los Angeles, CA 90017 Attention: Ivania Vallecillo Telephone: (213) 362-6666 Telecopy: (213) 362-6617			5,200,000	1.359477124%	0.892703863%

SCHEDULE 1.1(B) - 10

Lender	Revolving Credit Commitment	Ratable Share of Revolving Credit Commitments	Term Loan Commitment	Ratable Share of Term Loan Commitments	Ratable Share of Revolving Credit Commitments and Term Loan Commitments

Taiwan Business Bank Address for Notices: 633 W. 5th Street, Suite 2280 Los Angeles, CA 90071 Attention: Chung Lo Telephone: (213) 892-1260 Telecopy: (213) 892-1270 Email: tbblacredit@pacbell.net Address of Lending Office: 633 W. 5th Street, Suite 2280 Los Angeles, CA 90071 Attention: Flora Chen Telephone: (213) 892-1260 Telecopy: (213) 892-1270 Email: tbbla_disburse@pacbell.net			5,200,000	1.359477124%	0.892703863%

Washington Financial Bank Address for Notices: 77 South Main Street Washington, PA 15301 Attention: Anthony M. Cardone Telephone: (724) 206-1113 Telecopy: (724) 225-8642 Email: acardone@mywashingtonfinancial.com Address of Lending Office: Same as Address for Notices			3,600,000	0.941176471%	0.618025751%
Total	$200,000,000	100.000000000%	$382,500,000	100.000000000%	100.000000000%

SCHEDULE 1.1(B) - 11

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2—Addresses for Notices to Borrower and Guarantors:

BORROWER AND GUARANTORS:

Name: Federated Investors, Inc.

Address:	Federated Investors Tower 20th Floor, 1001 Liberty Avenue Pittsburgh, PA 15222 Attention: Denis McAuley III Telephone: (412) 288-7712 Telecopy: (412) 288-8687

SCHEDULE 1.1(B) - 12

SCHEDULE 1.1(P)

PERMITTED LIENS

None

Schedule 1.1(P)

SCHEDULE 6.1.2

SUBSIDIARIES

Entity Name	Jurisdiction	Owned by	No. of Outstanding Shares	% of Shares
FII Holdings, Inc.	Delaware Corporation	Federated Investors, Inc.	500	100%
HBSS Acquisition Co.	Delaware Corporation	Federated MDTA Trust	3,000	100%
Federated Advisory Services Company	Delaware Statutory Trust	FII Holdings, Inc.	1,000	100%
Federated Equity Management Company of Pennsylvania	Delaware Statutory Trust	FII Holdings, Inc.	1,000	100%
Federated Investment Management Company	Delaware Statutory Trust	FII Holdings, Inc.	1,000	100%
Passport Research Ltd.	Pennsylvania Limited Partnership	Federated Investment Management Company	N/A	50.5%
Federated MDTA LLC	Delaware Limited Liability Company	Federated MDTA Trust	N/A	100%
Federated Global Investment Management Corp.	Delaware Corporation	FII Holdings, Inc.	1,000	100%
Federated International Holdings BV	Netherlands Company	FII Holdings, Inc.	40,000	100%
Federated Asset Management GmbH	German Company	Federated International Holdings BV	100,000	100%
Federated International Management Limited	Ireland Company	Federated International Holdings BV	114,570	100%
Federated Investors (UK) Ltd.	English Company	Federated International Holdings BV	75,000	100%
Federated International-Europe GmbH	German Company	Federated International Holdings BV	1	100%
Federated Investment Counseling	Delaware Statutory Trust	FII Holdings, Inc.	1,000	100%
Federated Securities Corp.	Pennsylvania Corporation	FII Holdings, Inc.	17,275	100%
Federated Investors Management Company	Pennsylvania Corporation	FII Holdings, Inc.	1,000	100%
Federated Services Company	Pennsylvania Corporation	FII Holdings, Inc.	1,000	100%
Edgewood Services, Inc.	New York Corporation	Federated Services Company	12,309	100%
Federated Shareholder Services Company	Delaware Statutory Trust	Federated Services Company	1,000	100%
Retirement Plan Service Company of America	Delaware Statutory Trust	Federated Services Company	1,000	100%
Federated Administrative Services	Delaware Statutory Trust	Federated Services Company	1,000	100%

Schedule 6.1.2

Entity Name	Jurisdiction	Owned by	No. of Outstanding Shares	% of Shares
Federated Administrative Services, Inc.	Pennsylvania Corporation	Federated Services Company	500	100%
Southpointe Distribution Services Inc.	Pennsylvania Corporation	FII Holdings, Inc.	50,000	100%
Federated MDTA Trust	Massachusetts Business Trust	FII Holdings, Inc.	100	100%
Federated Private Asset Management, Inc.	Delaware Corporation	FII Holdings, Inc.	100,000	100%
Federated Investors Trust Company	Pennsylvania Trust Company	FII Holdings, Inc.	10,000	100%

Schedule 6.1.2

SCHEDULE 8.2.1

PERMITTED INDEBTEDNESS

None

Schedule 8.2.1

EXHIBIT 1.1(A)

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Swing Loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Federated Investors, Inc.

4.	Administrative Agent:	PNC Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of June 10, 2011 among Federated Investors, Inc., the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as Administrative Agent, as the same may be further amended, restated, supplemented or modified from time to time

[1]	Insert if applicable.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]

[3]	$	$	%

	$	$	%

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loan Commitment”, etc.) The same percentage of each facility owned by the Assignor shall be assigned to the Assignee.

Effective Date:                     , 201     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Name:

Title:

[Consented to and][5] Accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

[4]	Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment.
[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:]6

FEDERATED INVESTORS, INC.

By:

Name:

Title:

[6]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements, if any, of an eligible assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3.1 and Section 8.3.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if Assignee is not incorporated or organized under the laws of the United States of America or any State thereof, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

EXHIBIT 1.1(G)(1)

FORM OF

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT (the “Joinder”) is made as of                     , 201    , by                                         , a                                  [corporation/partnership/limited liability company] (the “New Guarantor”).

Background

Reference is made to (i) the Amended and Restated Credit Agreement, dated as of June 10, 2011 (as the same may be further restated, modified, supplemented, or amended from time to time, the “Agreement”), by and among FEDERATED INVESTORS, INC., a Pennsylvania corporation (the “Borrower”), the Guarantors now or hereafter party thereto (the “Guarantors”), the Lenders now or hereafter party thereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), (ii) the Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 10, 2011 (as the same may be further restated, modified, supplemented, or amended from time to time, the “Guaranty”), of the Guarantors now or hereafter a party thereto given to the Administrative Agent as administrative agent for the Lenders, and (iii) the other Loan Documents referred to in the Agreement (as the same may be modified, supplemented, restated or amended from time to time, the “Loan Documents”).

Agreement

Capitalized terms defined in the Agreement are used herein as defined therein and the rules of construction set forth in Section 1.2 of the Agreement shall apply to this Joinder.

In consideration of the value of the synergistic and other benefits received by the New Guarantor as a result of being or becoming affiliated with the Borrower and the other Loan Parties, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of a “Guarantor” and a “Loan Party” jointly and severally with the existing Guarantors and Loan Parties under the Agreement, and a “Guarantor”, jointly and severally with the existing Guarantors under the Guaranty, and the New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the Payment In Full of the Loans and the Obligations, the expiration of all Letters of Credit, and the performance of all other obligations of the Borrower and the other Loan Parties under the Loan Documents, the New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Agreement and the Guaranty jointly and severally with the other Guarantors which are parties thereto. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 6.1 of the Agreement applicable to a Loan Party and its Subsidiaries is true and correct as to the New Guarantor on and as of the date hereof and (ii) the New Guarantor has heretofore received a true and correct copy of the Agreement, the Guaranty and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

The New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent, the Agreement, the Guaranty and each of the other Loan Documents given by the Guarantors to the Administrative Agent and any of the Lenders.

The New Guarantor is simultaneously delivering to the Administrative Agent the documents together with this Joinder required under Section 8.1.11 of the Agreement.

In furtherance of the foregoing, the New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Joinder and the other Loan Documents.

The New Guarantor acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of the New Guarantor shall constitute effective and binding execution and delivery hereof by the New Guarantor. This Joinder shall be governed by, construed, and enforced in accordance with the internal Laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO GUARANTOR JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written with the intention that this Guarantor Joinder and assumption Agreement constitute a sealed instrument.

[NEW GUARANTOR]

By:	(SEAL)
Name:
Title:

Address for Notice:

Telephone No.:
Facsimile No.:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT 1.1(G)(2)

FORM OF

AMENDED AND RESTATED CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

This AMENDED AND RESTATED CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP (the “Guaranty”), dated as of June 10, 2011, is jointly and severally given by EACH OF THE UNDERSIGNED AND EACH OF THE OTHER PERSONS WHICH BECOMES A GUARANTOR HEREUNDER FROM TIME TO TIME (each a “Guarantor” and collectively the “Guarantors”) in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”) in connection with the Amended and Restated Credit Agreement, dated as of the date hereof, by and among Federated Investors, Inc., a Pennsylvania corporation (the “Borrower”), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”) and the Administrative Agent (as further amended, restated, modified, or supplemented from time to time hereafter, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.

A. Reference is made to that certain Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of April 9, 2010, made by the Guarantors party thereto in favor of the Administrative Agent, as heretofore amended (as so amended, the “Existing Guaranty Agreement”), executed and delivered pursuant to that certain Amended and Restated Credit Agreement, dated as of even date therewith, among the Borrower, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent, as heretofore amended (as so amended, the “Existing Credit Agreement”).

B. The parties desire to further amend and restate the Existing Credit Agreement pursuant to the Credit Agreement.

1. Guarantied Obligations. To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Borrower under the Credit Agreement, each Guarantor hereby jointly and severally, unconditionally and irrevocably guaranties to the Administrative Agent and each Lender and each Affiliate of the Administrative Agent and each Lender, and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations, including without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Borrower or any other Guarantor to the Administrative Agent or any of the Lenders or any Affiliate of any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all renewals, extensions, amendments, refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and Indebtedness arising from any Lender Provided Interest Rate Hedge, any extensions of credit under or in connection with any of the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the “Guarantied Obligations” and each as a “Guarantied Obligation”). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person. In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.

2. Guaranty. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent and the Lenders or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in U.S. Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.

3. Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or the Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents or any Lender Provided Interest Rate Hedge. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

2

(b) Any increase, decrease, or change in the amount, nature, type or purpose of, or any release, surrender, exchange, compromise or settlement of, any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

(c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, or any other Person in connection with any such proceeding;

3

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower or any other person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

Each Guarantor acknowledges, consents, and agrees that Subsidiaries of the Loan Parties created or acquired after the date of this Guaranty may join in this Guaranty pursuant to Section 8.1.11 [New Subsidiaries] of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

4. Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable Law, each Guarantor waives each of the following:

(a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other

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action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

5. Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments, the expiration of all Letters of Credit and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or the Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6. Subrogation. Each Guarantor waives and agrees it will not exercise any rights against the Borrower or any other Guarantor arising in connection with the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full and all Commitments have been terminated and all Letters of Credit have expired. If any amount shall be paid to any Guarantor by or on behalf of the Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

8. Taxes.

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(a) No Deductions. All payments made by any Guarantor under any of the Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Lender and all income and franchise taxes of the United States applicable to any Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If any Guarantor shall be required by Law to deduct any Taxes from or in respect of any sum payable under any of the Loan Documents, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection (a) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

(b) Stamp Taxes. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, any of the Loan Documents (hereinafter referred to as “Other Taxes”).

(c) Indemnification for Taxes Paid by any Lender. Each Guarantor shall indemnify each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date a Lender makes written demand therefor.

(d) Certificate. Within thirty (30) days after the date of any payment of any Taxes by any Guarantor, such Guarantor shall furnish to each Lender, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by such Guarantor, such Guarantor shall, if so requested by a Lender, provide a certificate of an officer of such Guarantor to that effect.

9. Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder given under the Credit Agreement and in the manner provided in Section 11.6 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

10. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender

6

of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

11. Setoff, Default Payments by Borrower.

(a) In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Administrative Agent and the Lenders, or any of them, shall have the right from time to time, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Lender or the Administrative Agent, or any subsidiary or affiliate of any Lender or the Administrative Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Lender or any subsidiary or affiliate thereof. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Administrative Agent or the Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to any Guarantor, whether such obligation to any Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Administrative Agent or any of the Lenders. The rights of the Administrative Agent and the Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker’s lien) which the Administrative Agent and the Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker’s lien of the Administrative Agent and the Lenders, or any of them. Each of the Guarantors hereby agrees that, to the fullest extent permitted by Law, any affiliate or subsidiary of the Administrative Agent or any of the Lenders and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Administrative Agent and the Lenders are provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of any Guarantor).

(b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of the Borrower, such amount shall be held in trust for the benefit of each Lender and the Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.

12. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

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13. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Lenders, or any of them, and their successors and assigns; provided, however, that, except as otherwise expressly provided in Section 8.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement, no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. Without limitation of the foregoing, the Administrative Agent and the Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents or any Lender Provided Interest Rate Hedge (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other Person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents or any Lender Provided Interest Rate Hedge) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.

14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with the internal Laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.

(b) Certain Waivers. Each Guarantor hereby irrevocably:

(i) Consents to the nonexclusive jurisdiction of the Courts of the Commonwealth of Pennsylvania sitting in Allegheny County and of the United States District Court of the Western District of Pennsylvania, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower at the address provided for in the Credit Agreement and service so made shall be deemed to be completed upon actual receipt thereof;

(ii) Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and

(iii) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

15. Severability; Modification to Conform to Law.

(a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or

8

impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b) Without limitation of the preceding Subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of any Guarantor’s obligations hereunder invalid, voidable, or unenforceable on account of the amount of such Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Lenders or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

(c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by Law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor’s obligations hereunder as to each element of such assertion.

16. Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder pursuant to the Credit Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

17. Joint and Several Obligations. Each of the obligations and additional liabilities of each and every Guarantor under this Guaranty are joint and several, and each Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Guarantied Obligations that its liability hereunder is limited and not joint and several. Each Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in entering into this Guaranty. The undertakings of each Guarantor hereunder secure the obligations of itself and the other Guarantors. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Administrative Agent and the Lenders, or any of

9

them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders and the Administrative Agent hereby reserve all right against each Guarantor.

18. Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a) Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement, the other Loan Documents and any Lender Provided Interest Rate Hedge, and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

(b) Each Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with the Borrower and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith, are a reasonably equivalent exchange of value in return for providing this Guaranty.

19. Limitation of Liability. The parties to this Guaranty and the Administrative Agent and the Lenders are expressly put on notice of the limitation of liability as set forth in the declarations of trust of certain of the Guarantors and agree that, except as set forth in the following sentence, the obligations assumed by such Guarantors pursuant to this Guaranty be limited in any case to such Guarantors and their respective assets. The parties to this Guaranty and the Administrative Agent and the Lenders shall not seek satisfaction of any obligation of such Guarantors under this Guaranty from any of the shareholders, trustees, officers, employees or agents of any of the Guarantors except as contemplated under the declarations of trust of certain of the Guarantors. Notwithstanding the foregoing, nothing in such declarations of trust or elsewhere shall prohibit the Administrative Agent on behalf of the Lenders from pursuing any remedies against any outside professionals or consultants employed by the Guarantors.

20. Miscellaneous.

(a) Amendments, Waivers. Except as otherwise expressly provided in Section 8.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement, no amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the Lenders. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Administrative Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.

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(b) Telecommunications. Each Lender and the Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(c) Expenses. Each Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney’s fees incurred by the Administrative Agent or any of the Lenders in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Lender and the Administrative Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Lender or the Administrative Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or the Administrative Agent (A) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Guarantied Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof; (B) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy, electronic or telephonic transmission purporting to be by any Guarantor or the Borrower; (C) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Lender or the Administrative Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or the Borrower or the Administrative Agent or any Lender of any Law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person.

(d) Prior Understandings. This Guaranty, the Credit Agreement and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(e) Survival. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.

(f) Amendment and Restatement; No Novation. The Existing Guaranty Agreement is hereby amended and restated in its entirety as provided herein, and this Guaranty is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the indebtedness, loans, liabilities, expenses, or guarantied obligations under the Credit Agreement or the Existing Guaranty Agreement. Each Guarantor and the Administrative Agent acknowledge and agree that the Existing Guaranty Agreement has continued to guaranty the indebtedness, loans, liabilities, expenses, and obligations under the Credit Agreement since the date of execution of the Existing

11

Guaranty Agreement; and that this Guaranty is entitled to all rights and benefits originally pertaining to the Existing Guaranty Agreement.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE TO AMENDED AND RESTATED CONTINUING AGREEMENT OF

GUARANTY AND SURETYSHIP]

IN WITNESS WHEREOF, each Guarantor intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

FEDERATED ADMINISTRATIVE SERVICES
FEDERATED ADMINISTRATIVE SERVICES, INC.
FEDERATED INVESTORS MANAGEMENT COMPANY
FEDERATED SERVICES COMPANY

By:

Name:	Denis McAuley III
Title:	Senior Vice President of each of the above-listed Guarantors

FEDERATED SHAREHOLDER SERVICES COMPANY

By:

Name:	Denis McAuley III
Title:	President

[SIGNATURE PAGE TO AMENDED AND RESTATED CONTINUING AGREEMENT OF

GUARANTY AND SURETYSHIP]

FEDERATED INVESTMENT MANAGEMENT COMPANY
FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP.
FEDERATED INVESTMENT COUNSELING
RETIREMENT PLAN SERVICE COMPANY OF AMERICA
FEDERATED ADVISORY SERVICES COMPANY
FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA

By:

Name:	Denis McAuley III
Title:	Assistant Treasurer of each of the above-listed Guarantors

FII HOLDINGS, INC.

By:

Name:	Denis McAuley III
Title:	Vice President

FEDERATED PRIVATE ASSET MANAGEMENT, INC.
FEDERATED MDTA TRUST
HBSS ACQUISITION CO.
FEDERATED MDTA LLC
SOUTHPOINTE DISTRIBUTION SERVICES INC.

By:

Name:	Denis McAuley III
Title:	Treasurer of each of the above-listed Guarantors

EXHIBIT 1.1(N)(1)

FORM OF

REVOLVING CREDIT NOTE

$	June 10, 2011
Pittsburgh, Pennsylvania

FOR VALUE RECEIVED, the undersigned, FEDERATED INVESTORS, INC., a Pennsylvania corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of                                         (the “Bank”), the lesser of (i) the principal sum of                             U.S. Dollars (U.S. $                    ), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1.1 [Revolving Credit Loans] of the Amended and Restated Credit Agreement dated as of June 10, 2011 among the Borrower, the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), payable on the Expiration Date and at such other times as are set forth in the Credit Agreement. The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to Section 4.1 [Interest Rate Options] of, or as otherwise provided in, the Credit Agreement.

Subject to the provisions of the Credit Agreement, interest hereon will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Note and all other obligations due and payable to the Lenders pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

[Insert name of Bank]

This Note is one of the Revolving Credit Notes referred to in, is subject to the provisions of and is entitled to the security provided for in and the other benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants and conditions contained therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

Except as otherwise provided in the Credit Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings specified in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Note.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Administrative Agent, the Bank and their respective successors and assigns. All references herein to the “Borrower”, the “Administrative Agent” and the “Bank” shall be deemed to apply to the Borrower, the Administrative Agent and the Bank, respectively, and their respective successors and assigns.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

[Insert name of Bank]	2

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Revolving Credit Note by its duly authorized officer with the intention that it constitute a sealed instrument.

FEDERATED INVESTORS, INC.

By:

Name:	Denis McAuley III
Title:	Assistant Treasurer

[Insert name of Bank]

EXHIBIT 1.1(N)(2)

FORM OF

SWING LOAN NOTE

$25,000,000	June 10, 2011
Pittsburgh, Pennsylvania

FOR VALUE RECEIVED, the undersigned, FEDERATED INVESTORS, INC., a Pennsylvania corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”) on demand the lesser of (i) the principal sum of TWENTY-FIVE MILLION AND 00/100 U.S. Dollars (U.S. $25,000,000) or (ii) the aggregate unpaid principal amount of all Swing Loans made by the Bank to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] of the Amended and Restated Credit Agreement dated as of June 10, 2011 among the Borrower, the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Bank or (ii) on the Expiration Date. The Borrower shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to Section 4.1 [Interest Rate Options] of, or as otherwise provided in, the Credit Agreement.

Subject to the provisions of the Credit Agreement, interest hereon will be payable on demand or, in the absence of demand, pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Note and all other obligations due and payable to the Lenders pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

This Note is the Swing Note referred to in, is subject to the provisions of and is entitled to the security provided for in and the other benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants and conditions contained therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

Except as otherwise provided in the Credit Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings specified in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Note.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Administrative Agent, the Bank and their respective successors and assigns. All references herein to the “Borrower”, the “Administrative Agent” and the “Bank” shall be deemed to apply to the Borrower, the Administrative Agent and the Bank, respectively, and their respective successors and assigns.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO SWING LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Swing Loan Note by its duly authorized officer with the intention that it constitute a sealed instrument.

FEDERATED INVESTORS, INC.

By:

Name:	Denis McAuley III
Title:	Assistant Treasurer

EXHIBIT 1.1(N)(3)

FORM OF

TERM NOTE

$	June 10, 2011
Pittsburgh, Pennsylvania

FOR VALUE RECEIVED, the undersigned, FEDERATED INVESTORS, INC., a Pennsylvania corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of                                         (the “Bank”), the lesser of (i) the principal sum of                             U.S. Dollars (U.S. $                    ), or (ii) the aggregate unpaid principal balance of all Term Loans made by the Bank to the Borrower pursuant to Section 3.1 [Term Loan Commitments] of the Amended and Restated Credit Agreement dated as of June 10, 2011 among the Borrower, the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), payable as set forth in Section 3.2 [Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms] of the Credit Agreement, with the outstanding balance of principal payable in full on the Expiration Date or the earlier acceleration of the Loans. The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to Section 4.1 [Interest Rate Options] of, or as otherwise provided in, the Credit Agreement.

Subject to the provisions of the Credit Agreement, interest hereon will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Term Loans evidenced by this Note and all other obligations due and payable to the Lenders pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

[Insert name of Bank]

This Note is one of the Term Notes referred to in, is subject to the provisions of and is entitled to the security provided for in and the other benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants and conditions contained therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

Except as otherwise provided in the Credit Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings specified in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Note.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Administrative Agent, the Bank and their respective successors and assigns. All references herein to the “Borrower”, the “Administrative Agent” and the “Bank” shall be deemed to apply to the Borrower, the Administrative Agent and the Bank, respectively, and their respective successors and assigns.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

[Insert name of Bank]	2

[SIGNATURE PAGE TO TERM NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Term Note by its duly authorized officer with the intention that it constitute a sealed instrument.

FEDERATED INVESTORS, INC.

By:

Name:	Denis McAuley III
Title:	Assistant Treasurer

[Insert name of Bank]

EXHIBIT 2.5.1

FORM OF

LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent Telephone No.: (412) 762-7638 Telecopier No. (412) 762-8672 Attn: Rini Davis

FROM:	Federated Investors, Inc.

RE:	Amended and Restated Credit Agreement dated as of June 10, 2011 by and among Federated Investors, Inc., the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and PNC Bank, National Association, as Administrative Agent (as further amended, restated, supplemented or modified from time to time, the “Agreement”)

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A.	Pursuant to the Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) below and fill in the blank space next to the line as appropriate]:

1(a)	___	A new Revolving Credit Loan, OR

	___	Renewal of the LIBOR Rate Option applicable to an outstanding [specify type of Loan — Revolving Credit Loan or Term Loan], originally made on , 20 , OR

	___	Conversion of the Base Rate Option applicable to an outstanding [specify type of Loan — Revolving Credit Loan or Term Loan] originally made on , 20 to a Loan to which the LIBOR Rate Option applies, OR

	___	Conversion of the LIBOR Rate Option applicable to an outstanding [specify type of Loan — Revolving Credit Loan or Term Loan] originally made on , 20 to a Loan to which the Base Rate Option applies.

Such loan shall bear interest [check one line under 1(b) below and fill in blank spaces next to line]:

1(b)(i)	___	Under the Base Rate Option. Such Loan shall have a Borrowing Date of , 20 (which date shall be one (1) or more Business Days subsequent to the Business Day of receipt by the Administrative Agent by

1:00 p.m. Eastern Time of this Loan Request prior to either (i) the making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the LIBOR Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR

(ii)	___	Under the LIBOR Rate Option. Such Loan shall have a Borrowing Date of , 20 (which date shall be (i) three (3) or more Business Days subsequent to the Business Day of receipt by the Administrative Agent by 1:00 p.m. Eastern Time of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies, or (ii) the same Business Day (or later) upon the receipt by the Administrative Agent by 10:00 a.m. Eastern Time of this Loan Request for renewing Term Loans on the Closing Date to which the LIBOR Rate Option applies).

2.	Such Loan is in the principal amount of U.S. $ or the principal amount to be renewed or converted is U.S. $ [not to be less than $5,000,000 and in increments of $50,000 in excess thereof for each Borrowing Tranche to which the LIBOR Rate Option applies and not less than $1,000,000 for each Borrowing Tranche to which the Base Rate Option applies].

3.	[Complete blank below if the Borrower is selecting the LIBOR Rate Option]: Such Loan shall have an Interest Period of [one, two, three, six or, subject to availability, nine or twelve] Months.

B.	As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto): the representations and warranties contained in Section 6.1 of the Agreement and any certificates delivered by any of the Loan Parties after the Closing Date are and will be true (except representations, warranties and certifications that expressly relate solely to an earlier date or time, which representations, warranties and certifications were true on and as of the specific date referred to therein); the Loan Parties have performed and complied with all covenants and conditions of the Agreement; no Event of Default or Potential Default has occurred and is continuing or exists; the making of the Loans requested hereby shall not contravene any Law applicable to the Loan Parties, the Administrative Agent or any of the Lenders; and after giving effect to any Revolving Credit Loan being requested, the sum of the aggregate outstanding Revolving Credit Loans and Letter of Credit Obligation shall not exceed the Revolving Credit Commitments.

C.	The undersigned hereby irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:

2

         Funds to be deposited into PNC Bank, National Association bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $                    .

OR

         Funds to be wired per the following wire instructions:

$ Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

OR

         Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

3

[SIGNATURE PAGE TO LOAN REQUEST]

The undersigned hereby certifies to the accuracy of the foregoing.

Dated: June     , 2011

FEDERATED INVESTORS, INC.

By:

Name:	Denis McAuley III
Title:	Assistant Treasurer

EXHIBIT 2.5.2

FORM OF

SWING LOAN REQUEST OR REPAYMENT

TO:	PNC Bank, National Association, as Administrative Agent Telephone No.: (412) 762-7638 Telecopier No. (412) 762-8672 Attn: Rini Davis

FROM:	Federated Investors, Inc.

RE:	Amended and Restated Credit Agreement dated as of June 10, 2011 by and among Federated Investors, Inc., the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and PNC Bank, National Association, as Administrative Agent (as further amended, restated, supplemented or modified from time to time, the “Agreement”)

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A.	Pursuant to Section 2.5.2 of the Agreement, the undersigned hereby makes the following Swing Loan Request:

1.	Aggregate principal amount of Swing Loans currently outstanding:		U.S. $

2.	Aggregate principal amount of Swing Loan requested hereunder (shall not be less than $100,000):		U.S. $

3.	Interest Rate Option [check one]:	_____		Base Rate Option

		_____		Daily LIBOR Swing Loan Rate option

4.	Proposed Borrowing Date:		, 201

5.         As of the date hereof and the date of making of the Swing Loan requested hereby: the representations and warranties contained in Section 6.1 of the Agreement and any certificates delivered by any of the Loan Parties after the Closing Date are and will be true (except representations, warranties and certifications that expressly relate solely to an earlier date or time, which representations, warranties and certifications were true on and as of the specific date referred to therein); the Loan Parties have performed and complied with all covenants and conditions of the Agreement; no Event of Default or Potential Default has occurred and is continuing or exists; and the making of the Swing Loan requested hereby shall not contravene any Law applicable to the Loan Parties.

6. The undersigned hereby irrevocably requests [check one line under below and fill in blank space next to the line as appropriate]:

         Funds to be deposited into PNC Bank, National Association bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $                                        .

OR

         Funds to be wired per the following wire instructions:

$                                          Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

OR

         Funds to be wired per the attached Funds Flow (multiple wire transfers).

B.	The undersigned is repaying the Swing Loan in the amount of $ effective , 201 . Such repayment will be made as follows (check one):

1.	PNC Bank, National Association is authorized to charge the Borrower’s account 2434291 in the amount and on the effective date set forth above.

2.	The Borrower will wire transfer funds to PNC Bank, National Association in the amount and on the effective date set forth above.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO SWING LOAN REQUEST OR REPAYMENT]

The undersigned hereby certifies to the accuracy of the foregoing.

FEDERATED INVESTORS, INC.

By:

Name:

Title:

Date:

EXHIBIT 7.1.4

REQUIREMENTS OF OPINION OF COUNSEL

The opinion of counsel shall confirm those representations and warranties with respect to the Borrower and the other Loan Parties contained in Section 6.1 of the Credit Agreement which are listed below.

6.1.1 Organization and Qualification

6.1.3 Power and Authority

6.1.4 Validity and Binding Effect

6.1.5 No Conflict

6.1.6 Litigation

6.1.12 Consents and Approvals

6.1.18 Investment Companies

EXHIBIT 8.3.3

FORM OF

QUARTERLY COMPLIANCE CERTIFICATE

PNC Bank, National Association, as

            Administrative Agent

1600 Market Street

Philadelphia, PA 19103

Telephone No.: (215) 585-6968

Telecopier No.: (215) 585-7669

Attn: Cara Gentile

Ladies and Gentlemen:

Pursuant to Section 8.3.3 of the Amended and Restated Credit Agreement (the “Agreement”) dated as of June 10, 2011, by and among Federated Investors, Inc. (the “Borrower”), the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and PNC Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders, as further amended, restated or supplemented from time to time, I, the [Chief Executive Officer / President / Chief Financial Officer / other Authorized Officer] of the Borrower, in my capacity as the [Chief Executive Officer / President / Chief Financial Officer / other Authorized Officer], do hereby certify to the Lenders and the Administrative Agent as follows (capitalized terms which are not defined herein have the meanings given in the Agreement) as of the [quarter/year] ending on                          (the “Report Date”):

(1)	The representations and warranties of the Borrower and other Loan Parties contained in Section 6.1 of the Agreement and any certifications delivered by the Borrower or any other Loan Party after the Closing Date are true on and as of the Report Date with the same effect as though such representations, warranties and certifications had been made on and as of such date (except representations, warranties and certifications which expressly related solely to an earlier date and time which representations, warranties and certifications were true on and as of the specific date referred to therein), and the Borrower and other Loan Parties have performed and complied with all covenants and conditions of the Agreement, [except that: insert any applicable disclosures].

(2)	No Event of Default or Potential Default exists and is continuing.

(3)	Maximum Leverage Ratio (Section 8.2.14). The ratio of (A) Total Funded Indebtedness on the Report Date to (B) Consolidated EBITDA for the four (4) fiscal quarters ending as of the Report Date is to 1.00 which does not exceed 2.50 to 1.00.

(A)	Total Funded Indebtedness as of the Report Date (each Item is measured on a consolidated basis):

(i) Borrowed money (including both the current and long-term portion of borrowed money)	$

		(ii)	Capitalized lease obligations	$

		(iii)	Reimbursement obligations under any letters of credit	$

		(iv)	Without duplication, contingent and guaranty obligations with respect to Items (i), (ii) and (iii) above	$

		(v)	Sum of Items (i), (ii), (iii) and (iv) above equals Total Funded Indebtedness	$

	(B)	Consolidated EBITDA for the four (4) quarters ending on the Report Date (insert figure from Item 4(A)(iv) below)		$

	(C)	Ratio of Item (A)(v) to Item (B) equals Leverage Ratio		to 1.00

(4)	Minimum Interest Coverage Ratio (Section 8.2.15). The ratio of (A) Consolidated EBITDA to (B) consolidated interest expense for the four (4) fiscal quarters then ended of the Borrower and its Consolidated Subsidiaries, as of the Report Date, is to 1.0 which is not less than 4.0 to 1.0.

	(A)	Consolidated EBITDA is computed as follows (each Item is measured for the four (4) fiscal quarters ending on the Report Date on a consolidated basis):

		(i)	(a) net income	$

			(b) depreciation	$

			(c) amortization	$

			(d) other non-cash charges, losses or expenses to net income (excluding any non-cash charges, losses or expenses which require an accrual or reserve for cash charges for any future period)	$

			(e) interest expense	$

			(f) income tax expense	$

		(ii)	Sum of Items (a), (b), (c), (d), (e) and (f)	$

		(iii)	Non-cash credits, gains or income to net income	$

		(iv)	Item (ii) reduced by Item (iii) equals Consolidated EBITDA (provided if the Borrower and Consolidated Subsidiaries shall make one or more acquisitions or dispositions of the capital stock of any Person or all or	$

2

substantially all of the assets of any Person permitted by Sections 8.2.6 or 8.2.7 during such period, Consolidated EBITDA for such period shall be adjusted on a pro forma basis in a manner satisfactory to the Administrative Agent to give effect to all such acquisitions or dispositions as if they had occurred at the beginning of such period)

	(B)	Consolidated interest expense of the Borrower and its Consolidated Subsidiaries for the four (4) fiscal quarters ending on the Report Date	$

	(C)	Ratio of Item (A)(iv) to Item (B) equals interest coverage ratio	to 1.0

(5)	Liquidations, Mergers, Consolidations, Acquisitions (Section 8.2.6). None of the Loan Parties or their Subsidiaries was a party to any dissolution, liquidation, merger, consolidation or acquisition during the quarter ending on the Report Date, except as expressly permitted under Section 8.2.6.

	(A)	Acquisitions of Stock or Assets of Third Parties (Subsection (ii) of Section 8.2.6).

(i) The Borrower and each Consolidated Subsidiary of the Borrower did not acquire the stock or assets of any other Persons except as listed below, each of which transactions is correctly described below and was completed in compliance with Section 8.2.6(ii) of the Agreement:

Date of Transaction	Name of Seller	Assets Acquired (Stock or Assets)	Purchase Price (including liabilities assumed)

$
$
			$	(Total)

(6)	Disposition of Assets or Subsidiaries (Section 8.2.7). The Loan Parties and their Subsidiaries did not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of their properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest or partnership interests of a Subsidiary), except in accordance with clauses (i) through (iv) of Section 8.2.7 of the Agreement.

	(A)	Capital Stock or Substantially All Assets (Subsection (iv) of Section 8.2.7). The assets of any sold or transferred Subsidiary comprised % of the

2

total assets of the Borrower and the Consolidated Subsidiaries for the most recent fiscal quarter ending prior to such disposition, which does not exceed the permitted percentage of 5%, and % of Consolidated EBITDA for the most recent four (4) fiscal quarters ending prior to such disposition is attributable to such sold or transferred Subsidiaries or assets, which does not exceed the permitted percentage of 5%.

(7)	Change of Ownership (Section 8.2.13).

	(A)	No change in the ownership of Borrower’s capital stock has occurred during the quarter ending on the Report Date except for transactions permitted under of Section 8.2.13 of the Agreement.

(8)	New Subsidiaries (Section 8.1.11). Borrower has not created or acquired any Subsidiaries during the calendar quarter ending on the Report Date except for the following:

Name of Subsidiary	Acquired/Formed	Date of Acquisition of Formation

[insert “None” if Borrower has not created or acquired any new Subsidiaries]

If Borrower has listed any Subsidiaries above, Borrower must check and complete (1) or (2) below, as applicable (see Section 8.1.11):

(1)		Borrower has previously caused each of the Subsidiaries listed above and its owners to execute and deliver to the Administrative Agent each of the following:

	(a)	A Guarantor Joinder

	(b)	Secretary’s Certificate attaching organizational documents, authorizing resolutions and incumbency

	(c)	a legal opinion confirming the matters set forth in Exhibit 7.1.4 to the Agreement

(2)		Borrower is delivering each of the documents listed in Item 1(a) through (c) above with this Certificate

[SIGNATURE PAGE FOLLOWS]

4

[SIGNATURE PAGE TO QUARTERLY COMPLIANCE CERTIFICATE]

FEDERATED INVESTORS, INC.

By:

Name:

Title: